of the Lease Agreement between
Hallbergmoos Grundvermögen GmbH (Landlord) & Pieris Pharmaceuticals GmbH (Tenant)
Valid as of 10/24/2018

- Lease Agreement -
(for floor space in the building located at Zeppelinstrasse 3, 85399 Hallbergmoos)

between

Hallbergmoos Grundvermögen GmbH
(entered in the Commercial Register of the Munich District Court under HRB 220581)
Bavariafilmplatz 7, 80231 Grunwald
represented by the persons listed by name on the signature line

- hereinafter referred to as “Landlord” -

and

Pieris Pharmaceuticals GmbH
(entered in the Commercial Register of the Munich District Court under HRB 221043)
VAT ID No: DE 813177203
Lise-Meitner-Str. 30, 85354 Freising
represented by the persons listed by name on the signature line

- hereinafter referred to as “Tenant” -

     Initialed by
Landlord Tenant

of the Lease Agreement between
Hallbergmoos Grundvermögen GmbH (Landlord) & Pieris Pharmaceuticals GmbH (Tenant)
Valid as of 10/24/2018

- Landlord and Tenant are jointly also referred to as “Parties” -

The following agreements have been reached:
1.    Leased Premises, Condition Precedent
1.1    Landlord is the owner of the property located at Zeppelinstr. 1 – 3, 85399 Hallbergmoos, which is made up of two (2) separate office buildings. The lease agreement is accompanied by a related, not certified land records extract as Addendum 1.1.a. A ground plan, in which the property is marked and the buildings are sketched, is appended as Addendum 1.1.b. The Tenant’s commercial register extract is included in the agreement as Addendum 1.1.c.
1.2    For Tenant’s sole use, Landlord leases to Tenant the areas to be renovated in accordance with this contract (particularly Sec. 2). These areas are outlined in red in Addendum 1.2, are listed in the following, and are located in the building located at Zeppelinstrasse 3 in 85399 Hallbergmoos:
a) Engineering areas on the lower level at approx. 530,35 m2
b) Office areas and laboratory areas on the ground floor (MB 11, 12, 13, 14, 16, 17, 18) at approx. 4,407.42 m2
c) Office and lab areas on the 1st floor (MB 11, 12, 13, 14, 18) at approx. 3,438.43 m2
d) Office and storage areas on the 2nd floor (MB 17) at approx. 578.06 m2
e) Office areas on the 3rd floor (MB11) at approx. 474.14 m2
f) Office and laboratory space areas on the lower level (MB 17a) at approx. 331.74 m2
The Parties agree that the exact dimensions of the rental areas described above are not the commercial basis and/or basis to calculate the rent defined in Sec. 5.1.
The rental areas are calculated in accordance with the BGF (Brutto Grundfläche [gross floor space]) set forth in DIN 277 (hereinafter “BGF DIN 277”). The outer edges of the main structure (sills) are relevant for determining the area. The walkways such as, e.g., entrance ways, corridors, stair cases, elevator and stairwell, vestibules, elevator systems, ramps, etc. are also established in accordance with BGF DIN 277 and are included in the rental area. Patio areas are recognized at 25% of their floor space. If the actual areas deviate from the approximate areas stated above, this does not authorize either of the Parties to assert any claims, particularly to

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of the Lease Agreement between
Hallbergmoos Grundvermögen GmbH (Landlord) & Pieris Pharmaceuticals GmbH (Tenant)
Valid as of 10/24/2018

increasing or reducing rent. If the above information about area, however, deviates from the actual area by more than five percent (5%) from the actual total leased area, the rent must be adjusted up or down for the full difference based on the respective rent estimate that applies to that type of area. It is agreed that the above approximate information on rental areas is also binding for purposes of calculating additional service charges.
1.3    This lease includes one hundred (100) passenger vehicle parking spaces in the underground garage, which are color-coded in the appended overview map (Addendum 1.3(a)). In connection with the leasing of expansion areas (Section 1.4), Landlord agrees to lease to the Tenant twenty-five (25) additional parking spaces. If Tenant exercises its rights to lease the areas on the 2nd floor MB 12, 13 (Section 1.4(b)), Landlord shall lease to Tenant 16 additional parking spaces. The parking spaces are leased exclusively for the purpose of parking vehicles within the parameters of the statutory and official regulations, which might exclude or limit use of gas-powered vehicles. Working on vehicles is not permitted. The same applies to storing of items on or in the parking space area (cf. the Underground Garage Rules appended as Addendum 1.3(b)). Tenant furthermore has free access to the bicycle parking spaces available on the grounds for shared use with the other tenants of the property. On the parking spaces made available for Tenant’s exclusive use, Tenant is entitled to install bicycle parking spaces and to make these available for exclusive use to its employees.
1.4
a.) Expansion area
As per 10/01/2024, Tenant agrees to lease the other areas available in the building in accordance with Sec. 1.1
- Office areas on the 2nd floor (MB 11, 15, 16) at    approx. 2,070.27 m2
- Parking spaces    25 units
(so-called “expansion area”) as outlined in green in the ground plan enclosed as Addendum 1.4. The location of parking spaces shall be determined by Landlord based on available parking spaces and to be specified in the amendment agreement yet to be concluded. Where possible, Landlord agrees to specify contiguous parking spaces in the area of the already leased parking spaces.
Landlord has the right to lease the aforementioned expansion area, or parts thereof, prior to 10/01/2024, provided such lease agreements end no later than 09/30/2024.

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of the Lease Agreement between
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The parties agree to document the expansion of the leased areas and the location of the parking spaces, any associated changes of the lease agreement, and the improvement condition owed by Landlord in the form of a written form-compliant amendment to this lease agreement by no later than 04/01/2024. The rent payable for the expansion area corresponds to the per m2 rent payable for existing areas on the 2nd floor. The prepayments payable by Tenant for additional service charges shall be adjusted accordingly.
In relation to the condition owed for the expansion area, the Parties already here and now agree that Landlord shall improve this expansion area as stipulated in agreements for areas 1.2.c and as contractually rendered by Landlord upon handover of existing areas. The improvements rendered by Landlord and agreed as reference during the condition transcript (Section 2.11.5 et. seq.) shall be definitive in this regard.
Where Tenant desires improvements above and beyond the condition owed by Landlord, any additional costs generated by said improvements shall be absorbed by Tenant. Landlord is only required to implement Tenant’s wishes when the improvements are technically possible in the building and permitted by existing regulatory specifications. Landlord is entitled to demand from Tenant an appropriate cost advance for improvement costs to be absorbed by Tenant. Landlord shall provide a statement of accounts for improvement costs after improvement work is completed. The share payable by Tenant is due for payment within 4 weeks following receipt of an invoice compliant with statutory specifications. Any delays in completing the leased premises attributable to Tenant’s non-standard requests / additional furnishings shall be absorbed by Tenant. In particular, this means that the start of the lease for the expansion area – including the obligation to pay rent and additional service charges – shall be based on Landlord’s construction schedule as specified for the basic improvements, provided the delays are exclusively attributable to Tenant’s non-standard requests / additional furnishings.
b.) Optional area
The leased areas MB 12, 13 on the 2nd floor of the property are for now not part of the lease agreement. If Landlord is able to attract a prospect for this area, it shall inform Tenant about this before concluding a lease agreement with a third party and shall offer the areas
-Office and lab areas 2nd floor (MB 12, 13) at    approx. 1,248.62 m2
-Parking spaces    16 units
(so-called “optional area”) as outlined in orange in the ground plan appended as Addendum 1.4, for lease to Tenant at the then applicable contractual stipulations and conditions. If Tenant rejects the lease or fails to declare its intent within a notice period of 30 days to expand the lease

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of the Lease Agreement between
Hallbergmoos Grundvermögen GmbH (Landlord) & Pieris Pharmaceuticals GmbH (Tenant)
Valid as of 10/24/2018

agreement by the optional area as per the start of the 6th month following the declaration, Landlord is free to lease said optional area to a third party.
If Tenant decides to lease, the stipulations agreed for the expansion area with regard to the location of parking spaces, improvements of the leased premises, and the conclusion of a specifying amendment shall apply accordingly.
Irrespective of the aforementioned optional area, Landlord shall grant Tenant a right of first refusal for leased premises becoming available in the future, provided any lease by Tenant matches the offer of a third party, in particular with respect to the intended lease term and economic terms.
1.5    Exterior wall areas on or in the building outside of the rental areas are not leased.
Tenant’s use of the exterior wall areas of the building under the scope of a standardized design concept by Landlord on the partial wall areas to be assigned by Landlord for advertisement purposes is permitted only with the prior written consent of Landlord. Landlord can only deny such consent with cause. If consent is granted by Landlord, Landlord is not liable for the legal admissibility of the relevant measures. At Tenant’s own expense and risk, Tenant will obtain any permits and authorizations that might be necessary. Tenant will send Landlord certified copies of permits and authorization at no charge and fulfill any requirements and conditions and shall comply with regulatory stipulations and conditions. Concerning other tenants of the property, Landlord shall only tolerate variances from the design concept when this does not interfere with Tenant’s justified interests.
While construction measures are being implemented and while the associated scaffolding is raised, Landlord is authorized to attach advertisements to the building, including for third parties (product advertisement etc.). However, the choice of advertising must take Tenant’s justified interests into consideration. If it is necessary — such as when Landlord has building facade work done — Tenant must remove its own advertisements etc. from the façade on first request of Landlord at no charge and, if applicable, re-install them at the end of the work.
At the request of Landlord and at the end of the period of lease, Tenant must remove any directional signs and advertisements attached by Tenant and – with regard to the aforementioned notice signs – shall restore the premises to the original condition at Tenant’s own expense.
In the interest of the building’s overall appearance, Tenant warrants that it will not attach any additional, moving, or stationary advertisements that are clearly facing outwards from the interior/exterior side of the windows.

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of the Lease Agreement between
Hallbergmoos Grundvermögen GmbH (Landlord) & Pieris Pharmaceuticals GmbH (Tenant)
Valid as of 10/24/2018

1.6    Condition Precedent
With the exception of the rules set forth in Sec. [1.6, 1.7, 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.10, 2.11.1, 6 and, which are effective and applicable already when the Lease Agreement is signed, the validity of the Lease Agreement is subject to the condition precedent

a)
of the existence of an immediately enforceable building permit, stating that use of the premises in accordance with the room, use, and requirement program set forth in Sec. [2] is permitted under construction law without conditions – or is permitted subject to conditions that are normal in relation to its use as a biotechnology laboratory S1/S2 and are the basis of the requirement profile communicated by Tenant in advance of entering into the contract. Landlord is required promptly to notify Tenant when the building permit is issued. The Parties will then make the issuance of the building permit the subject matter of a Supplement to this Lease Agreement, in which it is established that the condition precedent has been fulfilled.

or

b)	of Landlord’s written notification about the fulfillment of the condition at the latest by 06/01/2019 in writing
or

c)	that the Parties establish fulfillment of the condition precedent by a mutual, identical, written declaration.
1.7    Right of rescission
1.7.1    If the condition set forth above in Sec. 1.6 is not fulfilled at the latest by 04/01/2019, both Tenant and Landlord are authorized to rescind this Lease Agreement. The above right of rescission is automatically extended if, at the time when this period expires, the building permit procedure has reached a status based on which it can be expected that the building permit will be granted in the foreseeable future with the normal process of the building permit procedure. These prerequisites are met on a case-by-case basis as follows:

a)
If, at the time when the above agreed rescission period expires, the Administrative District Office of Freising communicates that the construction application documents are complete, the period is extended by two (2) months.

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of the Lease Agreement between
Hallbergmoos Grundvermögen GmbH (Landlord) & Pieris Pharmaceuticals GmbH (Tenant)
Valid as of 10/24/2018

b)
If, at the time when the above agreed rescission period expires, municipal consent is granted by the municipality of Hallbergmoos to Landlord’s construction application, the period is extended by two (2) months.

The aforementioned period will not be extended beyond 06/01/2019.
1.7.2    A contractual right of rescission under this Lease Agreement must be declared by a written declaration (registered letter) to the other contractual Party at the address stated in the contract. The agreement goes into effect upon receipt by the other contractual Party. Rescission is only permitted if, at the time when the rescission letter is received, the reason for rescission still exists. As a condition for the validity of rescission, the Party who intends to rescind must announce the intention to exercise the right of rescission to the other Party with a reasonable period of at least two (2) weeks.
1.7.3    If either party declares its intent – regardless of legal grounds – to withdraw from the lease agreement based on the aforementioned stipulations, the Parties already here and now agree to mutually waive any claims for compensatory damages or expense reimbursement.
2.    Improvements and Condition of Leased Premises
2.1    Landlord will expand and transfer to Tenant the leased premises in accordance with the requirements set forth in this contract, and in accordance with the documents still to be reified and agreed to in accordance with Sec. 2, particularly Sec. 2.7, and in particular in accordance with the following documents as appended to this contract as essential components:
the foundations of the contract are especially the following:
a)    the provisions of this contract plus Addenda

b)
the construction permit that must still be issued by the Administrative District Office of Freising, any public decisions and authorizations, plus all requirements, conditions, and add-ons included therein

c)    Ground plan (Addendum 1.1(b))
d)    Layout of Laboratory and Office (Addendum 2.1(d)
e)    Building Description (Addendum 2.1(e)
f)    Technical room book / schedule of deliverables (Addendum 2.1(f))

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of the Lease Agreement between
Hallbergmoos Grundvermögen GmbH (Landlord) & Pieris Pharmaceuticals GmbH (Tenant)
Valid as of 10/24/2018

g)	and, otherwise, in accordance with the generally accepted engineering applicable for the leased premises at the time the building permit application is filed.

The stipulations set forth above in Sec. 2.1 letter a) through f), which partially still need to be entered, or other contractual foundations, which must be furnished still, become integral components of the contract when the agreement is concluded or furnished. The Parties are required to make these stipulations or the other still-to-be-furnished contractual foundations the subject-matter of this Lease Agreement by way of a Supplement that preserves the written form (Secs. 550, 578 BGB (Bürgerliches Gesetzbuch [German Civil Code])). The parties clarify that in the case of any contradictions in content, Annexes 2.1.e and 2.1.f take precedence over Annex 2.1.d.

If there are any changes in the state of the art by the time the construction is carried out, Landlord is authorized, but not obligated, to carry out the construction in accordance with the new start of the art. If an EN standard or a DIN regulation provides for multiple ways of carrying out construction and if the way for carrying out construction is not stated in the building description, Landlord will determine the way construction is carried out at Landlord’s reasonable discretion (Sec. 315 BGB). If and to the extent EN standards or DIN regulations do not correspond to generally accepted engineering practices applicable when the deliverables are assigned to the construction company, the EN standard or the DIN regulation does not apply; in this case, the construction deliverables must be rendered in accordance with the updated generally accepted engineering practices applicable when the building permit application is filed; the above rules are unaffected.

2.2    The following applies in the event of contradictions or gaps within the aforementioned contractual foundations in accordance with Sec. 2.1:

The stipulations in this contract have priority over the other contractual foundations. If the building permit develops binding effect under public law, it shall have priority over all other contractual foundations as the performance stipulations that must be followed (subject to other performance stipulations that do not conflict therewith). Contradictions, gaps, and questions of doubt regarding the other contractual foundations are to be resolved as a matter of priority by interpreting the contractual foundations as a meaningful whole in such a way that construction of premises is owed in accordance with the other rules of this contract. When proceeding in this way, it is to be assumed that texts and drawings in the contractual foundations complement each other, and that specifics have priority over generalities. Otherwise, Sec. 2.4 applies.

2.3    Landlord is not required to fulfill additional requirements or to provide additional furnishings to the premises that go beyond those expressly included in this contract and its

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addenda. Drawings showing the property and furnishings in the building plans are not components of the contract and leased premises; in this respect, only the building description is relevant. Landlord makes no warranties and guarantees unless expressly assumed or stated by Landlord in the following.

2.4    If it turns out that, in spite of the aforementioned description of the leased premises and in accordance with Sec. 2.2, the description of the premises is not sufficiently precise, and there are variants, or questions of doubt remain, Landlord will at Landlord’s reasonable discretion (Sec. 315 BGB) in consultation with Tenant define the required stipulations, whereby Landlord must primarily adhere to the quality standard owed under this contract and its Addenda or to the standard of good quality.

2.5    Deviations from the specifications set forth in this Sec. 2 identified during construction of the leased premises must be communicated to Tenant in advance. Tenant agrees that the specifications set forth above in this Sec. 2 must be adjusted to any requirements in the construction permit procedure, if

•	no reduction in functionality or quality is connected with the change, and

•	the change is compatible with the goals of a standardization/uniform way of carrying out construction in regard to quality and/or making maintenance easier.

Otherwise, only after receiving written consent from Tenant (who may only refuse consent for due cause) is Landlord authorized to deviate from the rules set forth in this Sec. 2, unless the deviations or changes are mandated by construction codes or by construction engineering requirements, and such changes do not materially prevent the leased premises from being used for the contractual use. The contractual Parties agree to conclude a written Supplement to this Lease Agreement for all changes to the building description and/or furnishing description and to submit all declarations and perform all actions necessary to comply with the statutory written form requirement.

2.6    Landlord shall inform Tenant in text form if and to the extent there is a need for agreement between Tenant and Landlord with regard to deliverables owed by Landlord on the basis of the building description, e.g. questions of doubt and/or for discrepancies between variants and/or samples, or the Tenant’s collaboration becomes necessary or Tenant owes collaboration. If, within ten (10) business days after receipt of Landlord’s request, Tenant is in default with the ability to reach an agreement or with rendering the required and/or owed collaboration, Landlord is authorized to make and implement the respective decision at Landlord’s own discretion (Sec. 315 BGB) and in accordance with other stipulations set forth in this Lease Agreement without Tenant’s involvement, as long as Landlord has indicated this

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Hallbergmoos Grundvermögen GmbH (Landlord) & Pieris Pharmaceuticals GmbH (Tenant)
Valid as of 10/24/2018

possibility within the scope of Landlord’s request, in which case the decision must primarily be based on the quality standard owed under this contract and its Addenda or the standard of good quality.

If and to the extent Landlord has adhered to the aforementioned guidelines, characteristics based on these do not constitute defects in the leased premises, and, in this respect, Tenant is not entitled to any guarantee claims or performance claims against Landlord.

If completion of leased premises is delayed due to circumstances for which Tenant is responsible, this does not prevent the agreed rent and ancillary payments from coming due at the time agreed to by the Parties upon transfer of leased premises. Tenant’s right to prove that a delay of transfer might have occurred even with lawful alternative behavior remains unaffected hereby.

2.7	Design

2.7.1    In advance of entering into the contract, Tenant submitted to Landlord a preliminary room program and design (which Tenant can continue to amend until 11/15/2018) including an office and laboratory furniture plan, and approves implementation thereof in writing. In particular, this room program includes the final definitions regarding room partitioning (walls and doors), definitions regarding exhaust and makeup air ducts, definitions regarding the location and number of power outlets and electric conditions, the requirement of individual rooms regarding air-conditioning supply.

2.7.2    Further, Tenant will create a detailed design plan at its own expense. The detailed design plan will be made available to Landlord at the latest by 11/15/2018 as a basis so that Landlord can take it into consideration when carrying out the installation work, e.g. regarding the electrical work, water supply, sewer, and the lighting installation, and Tenant’s furnishings and lab equipment. Sec. 2.6 applies accordingly.

2.7.3    The designers and contractors hired by Landlord for this construction project will at Landlord’s expense prepare the first building plan owed based on the room program submitted by Tenant, said building plan to reflect this room program. Any additional changes instructed by Tenant until no later than 12/15/2018 will be implemented at Tenant’s expense based on a fee agreement with the designers and contractors hired by Landlord for this building project.

2.7.4    At Tenant’s own expense, Tenant is authorized to take the relevant infrastructure measures needed in the premises for the computer and telecommunication network that go

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beyond the electronic data processing lines made available by Landlord. The required number of cable routes (racks and conduit) are to be planned by Landlord. Tenant must submit to Landlord its electronic data processing and telephone system plan until no later than 12/15/2018; Sec. 2.6 applies accordingly. Tenant may transfer to Landlord the additional equipment after the end of the lease term at no charge, unless Landlord requires that Tenant dismantle them. Landlord will prove that the electronic data processing components generated by Landlord are adequate for contractual use by submitting a relevant measurement report when transferring the leased premises to Tenant. Liability and responsibility for operating the systems is then completely borne by Tenant.

2.7.5    In the event that the fire prevention expert report makes it necessary to deviate from the building description and the design of the rental areas, the Parties will reach an agreement about this and develop a joint solution. The same applies in the case that building statics make it necessary to deviate from the building description. These deviations will be made the subject matter of a Supplement to this Lease Agreement.

2.8
Landlord will submit the permit plans and the other construction plans to Tenant for Tenant’s ongoing approval. The construction is then carried out on the basis of, and with the objective of implementing, the approved designs. Tenant must approve the plans if they meet the requirements of this contract. If Tenant fails to approve, or raise a justified objection against, the design plans within fourteen (14) days from the time of receipt, the construction carried out by Landlord in accordance with the designs is deemed to be contractually compliant. Landlord will always inform Tenant continually about carrying out the building measures for renovating the leased premises.

2.9
Landlord guarantees that the air-conditioning systems are operable in accordance with the specifications stated in the building description (Addendum 2.1(e)) in conjunction with the performance values specified in the technical room book / perfromance report (Annex 2.1(f). Tenant is entitled to reduce rent due to room temperatures exceeding certain limits only if this is caused by a defect in the cooling system for which Landlord is liable.

2.10	Additional equipment/special requests

2.10.1    The Parties define additional equipment and Tenant’s special requests as equipment and building measures that are not a part of Landlord’s transfer obligation that arises out of Sec. 2.1 of the Lease Agreement, and/or that are mandated by regulators on the basis of a change to the type of use (e.g., sprinkler systems, additional fire-prevention requirements, exhaust and makeup air) (“Tenant’s special request”). These special

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requests made by Tenant may be necessary or meaningful during the course of the process to create the premises. The Parties will then establish within the scope of Supplements, in accordance with the following requirements, whether Landlord will implement Tenant’s special requests within the scope of a time and materials contract and to the assign the Tenant’s special requests to Tenant’s legal sphere, or whether Landlord implements the Tenant’s special requests within the scope of the lease relationship, in which case the former become a part of Landlord’s transfer and guarantee obligations. In this case, the Parties will conclusively establish whether the costs incurred therefrom are to be allocated within the scope of a construction cost subsidy or by a change in the amount of rent.

2.10.2    Tenant must communicate special requests to Landlord in writing (textual form suffices). Landlord will grant Tenant’s special requests if either (i) the construction costs do not increase because of them and/or the completion is not delayed and (ii) Tenant’s special requests do not contradict regulations under public law.

Landlord will grant Tenant’s special requests even if the construction costs increase and/or the completion is delayed because of them if Tenant pays Landlord for the disadvantages and the Parties have reached an agreement about this. Before completing Tenant’s special requests, Landlord shall inform Tenant in text form about the delays and resulting costs.

In no way may Tenant’s special requests contradict regulations under public law. However, when considering the change requests and Tenant’s special requests that affect building statics, the fire-prevention concept, the technical building equipment and the granted construction permit, Landlord is only obligated if the above-defined conditions are met and these changes and special requests have been announced to Landlord by 11/30/2018 in writing. If Landlord applies for permits for Tenant’s special requests and for implementing these, Landlord does not issue any guarantee that such special requests are eligible for a permit. Tenant will absorb the associated costs in full if the permits exclusively pertain to Tenant’s special requests - costs are otherwise allocated proportionally.

2.10.3    Tenant’s special requests are binding between the Parties only by means of a written Supplement.

2.11	Inspection report, transfer

2.11.1    Landlord is required to inform Tenant of the progress of work to renovate the leased premises. Landlord will promptly notify Tenant about any and all circumstances that could result in significant defects in the premises.

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2.11.2    Prior to transfer (cf. Sec. 2.11.7), Tenant requires advance notice as to when Tenant can already use premises – limited to the laboratory areas for the purposes of training staff and moving in the laboratory equipment. For this purpose, Landlord shall – starting 8 weeks before the handover date – grant Tenant access to 2 leased areas per week in order to train staff and to install laboratory equipment. It is clarified that during these eight (8) weeks, Tenant is not obligated to pay rent and Tenant’s claims and rights based on premises’ material defects and defects in title are excluded. During this timeframe, the air-conditioning and ventilation systems will not yet be operational for the leased areas. The period does not count toward the term of this contract. Staff training and moving in laboratory equipment must be coordinated with Landlord and contractors hired by Landlord and must not prevent construction work for more than the time absolutely necessary for training and moving in laboratory equipment. Tenant is liable for correcting damage incurred or caused by its staff training and moving in of laboratory equipment, and Tenant does not have any claims against Landlord due to such damage. Tenant is responsible for the legal duty to ensure public safety in connection with training and moving in the respective laboratory equipment. In this respect, Tenant will ensure that staff employed by Tenant on the construction site are properly monitored and insured. Irrespective of Tenant’s legal duty to maintain public safety, Tenant is not required to take any building-related precautionary measures; any and all such precautionary measures are to be taken by Landlord at Landlord’s own expense. Landlord must promptly take relevant measures to ensure the public safety of the building. Prior to use by Tenant, the Parties will jointly establish the conditions and document them in a report for reasons of evidentiary purposes.

2.11.3    Promptly after receipt of the enforceable construction permit, Landlord will state an earliest and latest date of transfer. Transfer prior to the earliest and after the latest date of transfer requires Tenant’s consent. The latest date of transfer, however, is extended by any periods when Landlord is not responsible for the delayed transfer and cannot request compensation from third parties (force majeure conditions). Landlord may make a binding statement in writing to Tenant about the calendar month of the planned completion deadline (time when ready for occupancy and transfer, but still without laboratory equipment) at the latest three (3) months beforehand, the calendar week of the transfer at the latest one (1) month beforehand, and the exact day fourteen (14) calendar days beforehand. Tenant is obligated to confirm these deadlines in advance and/or to specify an alternative shortly before or thereafter.

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2.11.4    Transfer of premises in accordance with Sec. 2.11 will take place if premises are completed in respect to the deliverables to be rendered by Landlord to the extent that Tenant may take up its contractually agreed uses (Sec. 3.1). This is the case – except for partial areas as per Section 1.2 e (3rd floor, MB 11) and as per Section 1.2.f (ground floor MB 17a) – at the earliest on 10/01/2019. However, Landlord is obligated to transfer premises – except for partial areas as per Section 1.2 e (3rd floor, MB 11) and as per Section 1.2.f (ground floor MB 17a) – at the latest on 12/01/2019 (“Latest transfer date”).

Landlord shall give 4 weeks advance notice for transfer of the partial areas as per Section 1.2 e (3rd floor, MB 11) and as per Section 1.2.f (ground floor MB 17a); this will be on 01.01.2020 at the earliest. However, Landlord is obligated to transfer the partial areas as per Section 1.2 e (3rd floor, MB 11) and as per Section 1.2.f (ground floor MB 17a), at the latest on 05.01.2020. The parties clarify that prior to transfer of the partial areas, Tenant is not obligated to the pay rent allocated to the partial areas as per Section 5.1. or to pay additional service charges allocated to these partial areas.

The respective latest date of transfer, however, is extended by periods when Landlord is not responsible for the delayed transfer and cannot request compensation from third parties (force majeure conditions). This shall also apply in the event a delay is ordered by virtue of a third-party injunction against the construction permit.

If Tenant does not appear at the transfer in spite of the fact that the transfer date had been announced, Landlord will call on an expert publicly appointed and sworn by the IHK Munich (Industrie und Handelskammer [Chamber of Commerce and Industry]) to verify that the premises are adequate for contractual use and will have a report issued, if needed. If the expert establishes that the premises are adequate for contractual use, the start of the lease set forth in Sec. 4.1 of this contract is triggered by this on the announced transfer date. In this case, Tenant is required to sign the report and to make it an integral component of this Lease Agreement.

2.11.5    The Parties will inspect the conditions of premises when they are transferred.

Tenant must take over the rental premises when they are ready for transfer. This is the case if contractual use is possible without significant limitations. Readiness for transfer does not require full completion of the exterior systems.

2.11.6    A record of the inspection will be created, which must be signed by both contractual Parties. This inspection report will record (i) the day of transfer, (ii) the

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condition of the premises at the time of transfer, (iii) all possible defects and remaining work, (iv) meter status of all electric, heat, hot water, and other meters and/or recording devices, (v) the actual improvement condition and Landlord’s deliverables as per building description for the leased premises Section 1.2.c as reference for the future improvement condition of expansion areas (section 1.4.a) and optional areas (section 1.4.b), and (vi) the number of transferred keys/access media (in the following referred to as “condition report”), whereby the Parties will assume that Landlord will eliminate the defects and carry out remaining work defined in the condition report.

The Parties are obligated to document the start of lease in the condition report appropriately within the scope of a formal, written Supplement as per Secs. 578, 550 (1) BGB and to append a copy of the condition report to the Supplement. The condition report and the date marked in the aforementioned Supplement is relevant for the start of lease set forth in Sec. 4.1.

Work that still needs to be completed as stated in the condition report and defects that Landlord must eliminate in accordance with this rental agreement must be corrected or carried out by Landlord within a reasonable period. Tenant agrees to tolerate the relevant measures, subject to consideration of reasonable, commercial interests.

The Parties of this contract agree that Tenant is not authorized to assert claims and rights arising out of this contract due to defects of premises listed in the condition report and the measures associated with eliminating them by an appropriate deadline until the defects are corrected, and is especially not entitled to assert claims to reduce rent, rights of retention, and claims to compensation for damages, to declare offset, or to terminate this Lease Agreement without notice.

2.11.7    The premises are transferred to Tenant in the contractually agreed condition after completing a final cleaning (in the following referred to as “transfer”). The costs for final cleaning to be absorbed by Landlord.

2.12    Landlord will submit to Tenant the energy certificate from 03/30/2010 when signing the contract. Landlord points out to Tenant that Landlord assumes no liability whatsoever for the accuracy of the certificate and the information stated therein because the energy certificate is for information purposes only and actual energy consumption can significantly differ from the indicated value due to actual behavior of users.

2.13	Keys

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2.13.1    At the time of transfer, Tenant will receive various sets of keys for building doors and access ways to the rental units, as laid down in the transfer report. The costs for additional keys will be borne by Tenant.

2.13.2    All keys and locking systems, including any keys that are made by Tenant later, must be returned at the end of tenancy.

3.	Rental Purpose, Authorization for Operation, Sublease

3.1	Rental purpose

3.1.1    The premises will be leased exclusively for the purpose of use
-    on the ground floor, 1st floor, 2nd floor, and 3rd floor as mixed use for offices and biotechnology laboratories S1 and S2, and
-    on the 2nd floor as office and storage areas, and
-    on the lower level as engineering areas.

Tenant agrees to use the areas only for the purposes set forth in this Lease Agreement.

3.1.2    A change in the rental purpose requires the prior written consent of Landlord, who may only deny such consent for cause. Landlord’s declarations of consent are always issued subject to any official permits required for a change in use and which Tenant is responsible to obtain at its own expense and risk. This applies even if this is not explicitly stated in the declaration of consent.

3.2	Authorization for operation

3.2.1    Tenant confirms that Tenant shall apply for any permits required to operate a biotechnology laboratory (either S1 or S2) and will keep these in force in the future at its own expense. The validity of this Lease Agreement is independent on any required regulatory certification or operating permit for a bio-technology laboratory; in particular, termination without notice issued by Tenant is excluded due to the withdrawal of an official authorization or permit for operating a bio-technology laboratory.

The leased premises may be used only within the scope of the rental purpose set forth in Sec 3.1 and only for purposes that are contractually, officially, and legally permitted. If official requirements or the need to obtain/renew official permits find their cause in the

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personal or especially commercial relationships of Tenant or are based in a change or expansion to use by Tenant, Tenant must (i) fulfill all legal, official, and technical requirements (e.g., from DIN (Deutsches Institut für Normung [German Institute for Standardization]), VdS (Vertrauen durch Sicherheit [Independent Institution for Safety Inspection]), and VDE (Verband der Elektrotechnik, Elektronik und Informationstechnik [German Association for Electronic and Information Technologies])) and (ii) indemnify Landlord of all requirements and conditions that might be issued against it. Landlord’s obligation to guarantee the contractually compliant use of the leased premises is unaffected thereby.

It is hereby clarified that all – even future – permits that pertain to operation of the premises fall within the sphere of Tenant’s responsibility and all – even future – permits pertaining to the building itself, especially the parts of the premises for which Landlord is required to perform maintenance and repair in accordance with Sec. 7 of the Lease Agreement, fall within the sphere of Landlord’s responsibility, subject to the following rule. Future permits or changes to permits that exclusively pertain to the entire property and/or the leased premises itself and do not affect the operation of the leased premises fall within the sole sphere of Landlord’s responsibility, unless they result from a change of operation of the office and biotechnology laboratory S1 and S2 or from changes made by Tenant (see also Sec. 7.7 on this).

If official permits for operating the bio-technology laboratory S1 and S2 are refused or revoked due to circumstances that are related to Tenant’s person and/or operation, and the contractually intended use is limited or excluded thereby, Tenant is not entitled to any right to refuse payment, a termination right, or a right of rescission.

3.2.2    At any time, each Party must submit to the other Party, upon a justified request, copies of the permits that have been issued and the other non-confidential written correspondence with the relevant supervisory agencies (e.g., building permit agencies, trade supervisor office).

3.2.3    If, because of a use of premises that goes beyond the contractually agreed uses, there is unreasonable interference caused to the neighborhood surrounding the building or in the building itself due to noises, vibrations, odors, electromagnetic influences and the like, Tenant must reimburse Landlord any damages caused thereby and, in their international relationship, release Landlord from third-party claims.

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3.2.4    Other than contractually agreed activities, Tenant may not perform any activities that entail an increase in the insurance risk for the leased premises or contradict the provisions of competent officials (e.g., the construction permit or the zoning plan).

3.3	Sublease

3.3.1    Tenant must have the prior written consent of Landlord to sublease or for another transfer of the leased premises, in whole or in part. Exceptions to this are the companies affiliated with Tenant (within the meaning of Sec. 15 AktG (Aktiengesetz [German Stock Corporation Act]), for which consent is deemed to be issued already; this sublease must be announced to Landlord promptly after the contract is concluded, at the latest when the subtenant moves in. In all other cases, Landlord may refuse consent only for due cause within the meaning of Sec. 3.3.2. The right to exercise a special termination right for the case of refusal to consent to a sublease (Sec. 540 I Sent. 2 BGB) is excluded.

3.3.2    Landlord may refuse a sublease to third parties, if there is due cause in the person of the subtenant and/or no evidence was offered on the subtenant’s authorization for the pre-tax deduction.

3.3.3    In the event of a sublease, subletting, or other transfer of the leased premises, in whole or in part, Tenant assigns already now to Landlord, who already accepts, all future payment claims arising out of those legal relationships. Assignment is disclosed to subtenant by Landlord, however, only in the case that Tenant is in default by at least two (2) month’s rent.

3.3.4    If Tenant generates rent from the sublease that is higher than the rent agreed to in Sec. 5, it is required retrospectively to pay fifty percent (50%) of this additional amount to Landlord each month, but not more than a maximum of twenty percent (20%) of the agreed monthly sublease rent.

3.3.5    Landlord is authorized to enter into the sublease agreement in place of Tenant if more than [fifty percent (50%)] of the rental areas are subleased. Tenant is required to agree with subtenant in the sublease agreement that Landlord has the right to take over the contract. Tenant declares agreement already now to end the tenancy for the relevant areas at the request of Landlord.

3.3.6    In the event of a sublease, the rules from Sec. 5.4 (pre-tax deduction) and use in accordance with Sec. 3 must especially be followed by subtenant and Tenant.

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3.4	Protection against competition

Landlord does not guarantee any protection against competition or products.

4.    Term of Lease, Renewal Option

4.1
The tenancy starts at the time of transfer set forth in Sec. 2.11.7 (if applicable, except for partial areas on the ground floor in MB 17a and the areas on the 3rd floor, MB 11) and is entered for a fixed term of 12.5 years (150 months) (hereinafter “fixed lease term”). To be clear: a possibly later transfer of the partial areas on the ground floor in MB 17a and the areas of the 3 floor, MB 11, does not affect the agreed fixed lease term for the entire premises; a corresponding shortened lease term applies to these areas.

4.2
The Parties are required to conclude a Supplement to this Lease Agreement that preserves the written form (Sec. 550, 126 BGB), which includes condition report in accordance with Sec. 2.11.6 and states the date of the start and end of lease. In this Supplement, a description of the construction status (designs and brief documentation on inventory) and a list of additional operational equipment will be recorded. At the request of Landlord, the Parties will append a consolidated, redrafted version of this contract to the Supplement, in which the rules that no longer pertain at that time are deleted.

4.3
Tenant has the right to renew this Lease Agreement twice (2x) for five (5) additional years (identified in this contract as “renewal option“). The renewal option must be declared to Landlord in writing within a period of twelve (12) months before the end of the fixed lease term or at the end of the continued period. Date of receipt by Landlord is decisive.

4.4
From the time of the fulfillment of the condition precedent set forth in Sec. 1.6 until the end of the fixed lease term or, when exercising the renewal option/s, until the end of the continued period set forth in Sec. 4.1 to 4.3, ordinary termination is not possible. Sec. 8.1 and Sec. 8.2 remain unaffected thereby.

5.	Rent, Index-adjustment, Additional Service Charges, VAT

5.1	The monthly rent from the time of transfer of the following areas is:

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Engineering areas on lower level		3.447,28
Offices and lab areas on ground floor (MB 11, 12, 13, 14, 16, 17, 18)		70.298,35
Offices and lab areas on 1st floor (MB 11, 12, 13, 14, 18)		54.842,96
Storage areas on 2nd floor (MB 17)		9.220,06
Offices on 3rd floor (MB 11)		7.562,53
Offices on ground floor (MB 17a)		5.291,25
parking places in the underground garage, 100 units		7.500,00

“monthly base rent”		158.162,43

advance payment for heat and additional service charges	3,00€/m²	29.280,43

4% administrative fee		6.326,50

net monthly total		193.769,36

plus the applicable VAT (currently 19%)		36.816,18

net monthly total (gross)		230.585,54

5.2	Index-adjustment

5.2.1    The monthly base rent changes, effective after 2 years from lease start, in the amount of one hundred percent (100%) of the change in the consumer price index for Germany (base 2010 = 100) that is defined by the German Federal Statistical Office and that has occurred by that time since the first year after start of lease. Thus, the monthly base rent for each of the following calendar year changes in the amount of 100% of the change in the index between the index status underlying the last adjustment and the index status in the last month of the previous calendar year. This in fact is effective at the start of the first month of the new calendar year. The obligation to pay the indexed monthly base rent automatically starts such that the amount that is adjusted due to the change of index is owed without any special request, starting at the beginning of the new calendar year.

5.2.2    The Parties assume that the aforementioned index-adjustment clause is permitted in accordance with Secs. 2 (1), no. 1, 3 (1) no. 1 letter e of the PreisKlG (Preisklauselgesetz [Price Clause Act]). If this is not the case, the Parties commit to agree to such an index-

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adjustment clause that is permitted under the regulations of the PreisKlG and that comes as close as economically possible to the index-adjustment clause agreed to in this Lease Agreement. Irrespective of this, Landlord is authorized in this case to request an adjustment of the monthly base rent in accordance with the stipulations stated in more detail in Sec 5.2.3 sentence 2.

5.2.3    If the index set forth in Sec. 5.2.1 is no longer continued, is replaced by another index, or is converted to a different base number, the changed index will replace the index set forth in Sec. 5.2.1. If a conversion of the index to a new basis retroactively changes already published index figures, the rent calculated based on the old index series shall continue to apply until the rent adjustment following the first official publication of the new index series. The rent shall be based on the new index series starting with the rent adjustment following the first official publication of the new index series. Additionally, the Parties mutually commit to agree to a kind of rule that comes as economically possible to the agreement made here.

5.3	Operating costs

5.3.1    In addition to the monthly base rent, Tenant will cover all operating costs incurred in the leased premises, if applicable, proportionally with the other tenants/users. “Operating costs” are all operating costs listed in Sec. 2 of the BetrKV (Betriebskostenverordnung [Operating Costs Regulation]), as amended (Addendum 5.3.1), and the costs set forth in Sec. 7.2; other operating costs as defined by Art. 2 Sec. 17 BetrKV are especially the other operating costs that are listed in Addendum 5.3.2. Subject to the occurrence of new operating costs, the parties clarify that only those specified in Annexes 5.3.1 and 5.3.2 as well as in no. 7.2 named costs are to be borne by the tenant.

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If additional operating costs within the meaning of Sec. 2 BetrKV come into existence during the tenancy or if other operating costs are newly incurred during the tenancy within the scope of normal management of the premises without this being foreseeable at the start of tenancy, these costs may also be allocated.

5.3.2    Operating costs within the meaning of Sec. 5.3.1 are allocated by Landlord to Tenant by way of an invoice, as long as they are incurred in the billing unit. When issuing the bill, Landlord will select the billing key at its own reasonable discretion. Operating costs that are established by consumption or by cause from users in the billing unit are allocated in accordance with this rule. The heating and hot water preparation costs are allocated in accordance with the regulations of the HeizkV (Heizkostenverordnung [Ordinance on Heat Costs]). An allocation ratio of sixty to forty (60/40) between consumption and surface area is determined for this purpose.

5.3.3    Landlord is authorized to terminate, cancel, or amend existing supply contracts at any time and to change to relevant contracts with other types of supply. Landlord must inform Tenant about such a change. If, during the term of tenancy, Landlord intends to transfer its obligation to supply heat and hot water to a third party (heat contracting), the Parties will lay down the conditions for this in a Supplement to the Lease Agreement (Secs. 578, 550 BGB). Tenant declares already now to consent to this kind of contractual amendment.

5.3.4.    Tenant will also cover the management costs as defined by Sec. 1 (2) of the Operating Costs Regulation (Addendum 5.3.1). The “management costs” also include the costs for the services of “business, infrastructure, and technical management,” which are set forth in Addendum 5.3.1. A monthly fee totaling four percent (4%) of the monthly gross rent, plus the applicable, statutory VAT, is agreed for these costs (“management fee”). No proof of costs is required of Landlord. Otherwise, Landlord will cover the management costs.

5.3.5    Generally and to the extent possible, Tenant is responsible for the operation and maintenance of the premises. To this end, Tenant will cover the operating costs incurred directly from third parties and will conclude the contracts that might be necessary for this in its own name. With respect to maintenance of the premises, Tenant confirms that it will conclude maintenance contracts, at the latest at the start of lease, for the essential, technical building systems that exclusively pertain to the leased premises. Tenant will also keep these contracts in force at its own expense. During the fixed lease term or when exercising

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the renewal option(s) by the end of the extension period, Tenant will conclude or renew maintenance contracts for the technical building systems and for new, future technical building systems, to the extent they are relevant for maintenance. Tenant must conclude and renew maintenance contracts that meet the manufacturer’s requirements. At Landlord’s request, Tenant must submit a maintenance plan, including the maintenance records, once annually. At the request of Landlord, Tenant will submit all contracts concluded by Tenant with third parties in regard to operation and maintenance of the premises.

5.3.6    Operating costs are billed based on the availability of all invoices. The invoice period is the calendar year. If the invoice of operating costs is delayed, this does not exclude Landlord’s subsequent claims.

5.3.7    A monthly advance payment plus the statutory VAT is collected on the allocable operating costs, said invoice payable monthly on the due date with the monthly base rent starting when premises are transferred.

5.3.8    Landlord will adjust the monthly advance payment that reflects changed circumstances at Landlord’s reasonable discretion and on the basis of results from the previous invoice period. In this case, the changed advance payment must be paid starting the month following receipt of the adjustment notification.

5.3.9    If the tenancy ends during the invoice period, a separate invoice will be issued on this effective date. Within the scope of the annual invoice, the operating costs will be assigned to Tenant at the rate proportional to the allotted time, if it is not possible to record them for Tenant individually.

5.3.10    The operating costs bill issued by Landlord is deemed to be recognized by Tenant, if Tenant does not raise any objections to it within three (3) months after receipt of the invoice and Landlord has pointed out this deadline to Tenant when sending the operating costs bill. During normal business hours and after a prior appointment is made, Tenant has the right to review the invoicing documents held by the building manager hired by Landlord. Tenant is authorized to make copies of the invoicing documents.

5.3.11    Landlord will ensure that a concept related to disposal of building trash is created. Tenant is responsible for the proper disposal of waste that is not a part of building waste removal (in particular, hazardous waste, hazardous materials, and bulky trash) and for the temporary proper storage of these wastes until they are disposed. Tenant must dispose them at its own expense, in a correct way, and in compliance with the regulations under public

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law. However, Landlord will make an effort to assist in accordance with the local options in this regard. No trash containers may be set up nor may waste or reusable materials be stored outside of the areas that are especially designated by Landlord for this purpose. If Tenant does not separate trash in accordance with the statutory regulation, it must compensate Landlord for the damages incurred thereby. If trash is not properly separated even after a reminder notice is issued by Landlord, Landlord may reject acceptance of the trash.

5.3.12    If the fire insurance collects a surcharge on the fire insurance premium due to the way Tenant uses the rooms, these surcharges must be paid back to Landlord. Tenant must promptly inform Landlord in writing of any changed set up or use of the premises which justifies a change in the risk assessment.

5.3.13    Landlord will invoice Tenant separately for electricity costs that are incurred from operating systems and that are exclusively due to use by Tenant (e.g., ventilation and air conditioners) but that are invoiced to Landlord by supplier. Landlord will collect a separate surcharge payment for this from Tenant.

5.4	VAT

5.4.1    Landlord has waived the VAT exemption pursuant to Sec. 4 no. 12 sentence. 1 letter a UStG (Umsatzsteuergesetz [German Value Added Tax Act]) for the lease in accordance with Sec. 9 UStG (VAT option). Because of this, Tenant must also pay the VAT in the statutory amount in addition to rent, additional service charges, and advance payments (see 5.3) for additional service charges.

Tenant is aware that Landlord’s VAT option is permitted only under the conditions stated in Sec. 9 (2) UStG.

The wording of Sec 9 UStG is as follows: “...(2) Waiver of the tax exemption pursuant to paragraph 1 is permitted when naming and transferring inheritable building rights (Sec. 4 no. 9 letter a), when leasing or renting properties (Sec. 4 no. 12 sentence 1 letter a) and for the circumstances mentioned in Sec. 4 no. 12 sentence 1 letter b and c only if the recipient of the service uses or intends to use the property exclusively for revenue that does not exclude the pre-tax deduction. The business owner must prove that these criteria are met.”

5.4.2    In view of this fact, the Parties reach the following agreements:

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•    Tenant declares that it is a commercial enterprise and commits to use the premises exclusively for revenue that does not exclude the pre-tax deduction for Landlord.

•    At the request of Landlord at any time, Tenant further commits always and promptly to provide Landlord with the relevant independent accountant’s certified reports and all evidence that enables Landlord to prove to the tax authorities that the criteria are met (Sec. 9 para. 2 sentence 2 UStG).

•    If circumstances arise for Tenant or subtenant pertaining to the admissibility of Landlord’s VAT option, or if this is assumed within the scope of an external tax audit conducted by the tax authorities, Tenant is required promptly to inform Landlord.

•    In the event of a sublease/sublet, Tenant is required to opt in to VAT on its side in the sublease/sublet and also to impose the obligations from Sec. 5.4 on subtenant/subletter in such a way that Landlord may derive direct rights against subtenant from Tenant’s agreement with subtenant (contract benefitting a third party). Tenant will bear the responsibility vis-à-vis Landlord that the subtenant complies with this obligation. This rule is not to be deemed consent to the sublease/sublet.

•    If and to the degree the tax authorities apply a de minimis limit, which also is recognized by the tax courts, regarding the concept of “exclusive” use for revenue that does not exclude the pre-tax deduction, the concept of exclusivity is simultaneously limited by this de minimis limit in the aforementioned provisions.

•    If Tenant and/or, in the case of a sublease, subtenant violates the obligations set forth in Sec. 5.4, Tenant must compensate Landlord for the damages caused by the violation. In this respect, Tenant is liable for a sublease to corporate affiliates, irrespective of fault.

•    In this context, Landlord notes that Landlord is expected to utilize a pre-tax deduction, which can be twice the annual rent, on the total investment costs for setting up the premises for the first time.

5.4.3    If Tenant and/or, in the case of a sublease, subtenant violates the obligations set forth in Sec. 5.4 and if Landlord loses the right to waive the pre-tax deduction in accordance with Sec. 9 (2) UStG, Landlord is no longer obligated to show the VAT separately in Tenant’s contractually stipulated payments. Rather, in this case, the previous monthly “total rent (gross)” is owed as the new monthly total rent without showing the

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VAT. If it only becomes known subsequently that the criteria for waiver of the pre-tax deduction are not met, Landlord may subsequently correct the invoice in such a way that the previously paid contractual total rent (gross) is equivalent to the monthly total rent (without the VAT statement). The Parties clarify that the costs for correcting the invoice are a part of the disadvantages or damages to be compensated pursuant to Sec. 5.4.2.

5.4.4    Landlord’s claims against Tenant due to a violation of Tenant’s obligations arising out of Sec. 5.4 lapse at the end of twelve (12) months after the underlying tax notice has formally and materially binding effect. If Tenant or subtenant does not satisfy its statutory requirement to furnish information in accordance with the aforementioned rules, the limitation period for claims based on circumstances about which Tenant or subtenant illegally failed to inform Landlord is ten (10) years. Possible limitations for claims to compensation for other rules of this contract do not apply to claims set forth in this Sec. 5.4.

5.5	Payment method

5.5.1    All of Tenant’s payments are due and payable in advance to Landlord at the latest by the third (3) business day of each month as a non-cash payment without fees to Landlord to an account specified by Landlord. Landlord is authorized to collect the funds from Tenant’s account by a direct debit procedure; Tenant agrees to issue Landlord the relevant direct debit authorization.

5.5.2    Incoming payments that are not sufficient to pay all of Landlord’s open claims are first applied to interest, then to additional service charges (first the older ones, then the more recent ones) and finally on the base rent (first on the older, then the more recent), in accordance with Sec. 366 BGB, even if Tenant defines a different way of applying the payment.

5.5.3    The time lines and amount of payment depend on the date and amount of the credit notice. If Tenant defaults on payment, Landlord is authorized to invoice the statutory default interest pursuant to Secs. 288, 247 BGB until the day payment is received. The right to assert other damages remains unaffected.

5.6	Set-off / right to reduce rent / right of retention

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5.6.1    Tenant is not authorized to offset Landlord’s claims arising out of this contract with counterclaims or to assert a right of retention, unless the reason and amount of the counterclaim or the right of retention is undisputed or legally binding.

5.6.2    If retention is not possible in accordance with the aforementioned rule, the relevant party’s rights governed by Secs. 369 and 371 of the HGB (Handelsgesetzbuch [German Commercial Code]) are excluded as well.

5.6.3    Reduction in rent is possible only if
(a)    Tenant has shown Landlord the following in writing:
(i)    the intended reduction in rent,
(ii)    the reason for the intended reduction in rent and

(iii)	an appropriate period for Landlord to correct the reason for the intended reduction in rent, and

(b)	the aforementioned period to correct the defect has passed and the reason for reduction in rent has not been corrected by Landlord in the interim.

Tenant’s rights of recourse in connection with rent reductions, particularly pursuant to Sec. 812 (1) Sentence 1, first alternative, of the BGB are not definitively excluded by the aforementioned rule.

6.	Security Deposit

6.1    To secure all of Landlord’s claims against Tenant arising out of or in connection with this contract or when the contract ends, Tenant, or in the case of legal succession, Tenant’s legal successor must post and maintain

6.1.1    a surety from a financial institution that is domiciled and accredited in Germany for business operations in the amount of three (3) gross monthly rent payments, i.e., thus totaling EUR 691.756,62 and

6.1.2    a surety for contract performance/agreement on the assumption of additional debt by the parent company Pieris Pharmaceuticals Inc., Boston, MA, USA (in this contract referred to as “security deposit or “security deposits”).

All sureties set forth in Sec. 6.1.1 and Sec. 6.1.2 must generally match the sample template appended to this lease agreement as Addendum 6.1.1 or Addendum 6.1.2. The sureties

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must be issued for an unlimited period. Any taxes or fees incurred in connection with issuing the aforementioned sureties will be covered by Tenant.

The security deposits are fully available to Landlord independently of each other, i.e., Landlord has the discretionary right whether and to what degree Landlord will draw against one security deposit or several or all of the security deposits, in the event that Landlord does utilize them in an amount less than the total amount of the security deposits.

6.2    The rental security deposits set forth in Sec. 6.1.1 and Sec. 6.1.2 must be produced at the latest by four (4) weeks after this contract takes effect.

If Tenant does not fulfill or does not completely fulfill its obligation to post the security deposit, Landlord is authorized to refuse transfer of premises in accordance with Sec. 2.11. In this case, Sec. 2.11.4 applies accordingly, i.e. Tenant is required to pay rent and the advance payment for additional service charges at the time when transfer is ready.

6.3    The security deposits are subject to index-adjustment: both the parent company’s surety and the bank surety are adjusted for the first time five (5) years after the start of the fixed term and thereafter every five (5) years according to the then valid amount of rent (due to its index adjustment).

6.4    If the security deposits are lawfully drawn against during tenancy, Tenant is required to replenish the security deposit to the amount set forth in Sec. 6.1.

6.5    After the end of tenancy and after the premises are vacated, Landlord will return or release to Tenant the security deposits – if applicable, partially, i.e., totaling the partial amounts – after a deadline of three (3) months, if all protected claims are fulfilled and there are no further authorized interest in the security deposits.

7.	Upkeep, Repair, Cosmetic Repairs, Liability for the Condition of the Premises

7.1.	Definitions

“Maintenance”: Regular inspection of technical systems and equipment for their operational preparedness and operational safety, including calibration by an expert.

“Upkeep”: Measures that are necessary to keep premises in a contractual condition, to prevent damages, and to eliminate the consequences of wear and tear, aging, and weathering.

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Upkeep also includes “maintenance” (maintenance is inspection and repair due to wear and tear, procurement, and change out of spare parts due to wear and tear).

“Repair”: Repairs of damages (as long as the cause cannot be attributed to Tenant, such as by assistants, users or third parties; these damages are deemed to be caused by Tenant), and repair or replacement of defective parts, and furnishings of the premises, insofar as they are not a part of maintenance in accordance with the above paragraph.

“Roof”: The roof structure with its roofing materials and the pertinent tin work, including any canopies, awnings, glass roofs, access ways, and exits from the roof.

“Building Structure”: Load-bearing shell structure (including the foundation and all the installations running in the wall, supply lines, and waste lines), facade and facade cladding without glazing and without doors, windows, and window frames.

7.2	Landlord’s maintenance, upkeep, and repair obligations

The upkeep and repair to the roof and building structure is Landlord’s responsibility. Landlord will cover the costs incurred from this.

Further, at Landlord’s own expense, Landlord will completely replace all systems of the central operational technology, if necessary, such as heating, cooling, ventilating, elevators, etc. This applies only if the entire system has to be replaced because a repair or replacement of individual parts of the system is no longer economical or a replacement is required on the basis of mandatory regulations under public law.

Moreover, Landlord is responsible for performing the cosmetic repairs and for the upkeep and repair of the common areas and shared facilities, including the shared technical equipment and systems, their maintenance, and including the replacement of defective door and window panes in the spaces that are not used by Tenant exclusively.

The costs incurred for this in a calendar year will be covered by Tenant proportionally (Sec. 5.3), up to a maximum of five percent (5%) of Tenant’s annual base rent (without additional service charges and VAT) in the relevant calendar year. The costs are a part of the additional service charges.

7.3    Tenant’s maintenance, upkeep, and repair obligations

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Tenant must at its own expense perform cosmetic repairs as needed inside the leased premises in a professionally correct way. It is expressly agreed that, in addition to the cosmetic repairs within the meaning of Sec. 28 IV of the II BV (Berechnungsverordnung [Regulation on Billing]), Tenant assumes responsibility for replacing the carpeting and other floor treatment, as needed during the term of lease.

At its own expense, Tenant will perform all the maintenance, upkeep, or repair work that is necessary inside or on the premises, including the systems and fixtures, in a professionally correct way, unless damages are involved that cannot be attributed to Tenant’s use of premises or its sphere of risk. This especially includes maintenance, upkeep, and repair of technical building systems and other fixtures that are associated with the rental area, such as electrical power systems, lighting systems, smoke detectors, bathroom facilities and items, systems for hot water preparation, A/C and heating equipment and modules, fan coils, kitchenettes and associated equipment, access control systems and monitoring systems, etc., fittings, locks, windows, interior side of doors, entrance doors of rental area from the inside, partitioning walls (movable and immovable), air conditioners, and technical systems related to air (insofar as they are located inside the premises). Tenant must replace light fixtures and lamps inside of the premises at Tenant’s own expense. Where the Landlord is entitled to warranty or compensatory claims against an insurance carrier in relation to the aforementioned maintenance, service, or repair measures, Landlord agrees to assign said claims to Tenant when so requested, without being held liable for the enforceability of such claims.

The amount of costs incurred by Tenant for performing maintenance measures on technical building facilities and equipment exclusively used for Tenant’s premises are limited to eight percent (8%) of the annual base rent (without incidental expenses and VAT) (section 7.2 last paragraph), provided Tenant regularly and properly performed the maintenance and service on these facilities and equipment and regularly (at least once annually) provided related evidence to the Landlord. In this respect, the parties clarify that even if the aforementioned upper limit is exceeded, Tenant shall remain responsible for performing the maintenance and can only demand reimbursement of the amount above the upper limit from Landlord, provided the aforementioned reimbursement conditions are met. Repair measures for which Tenant demands (even partial) cost participation from Landlord must be agreed with, and approved by, Landlord based on cost-efficiency considerations, unless the Landlord’s consent cannot be obtained for cases of imminent danger.

If technical systems are involved that do not serve the exclusive supply of Tenant’s premises, the work set forth in Sec. 7.2 is Landlord’s responsibility. The costs incurred for this will be covered

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proportionally by Tenant within the scope of the invoice for additional service charges up to the agreed upper limit of five percent (5%) of the annual base rent (without additional service charges and VAT) (Sec. 7.2 last paragraph).

7.4	Landlord’s liability

Landlord’s liability independent of fault for compensation for defects present at contract conclusion is excluded; Sec. 536a (1) BGB is thus not applicable. The obligation to correct defects remains unaffected hereby.

Tenant’s claims to compensation against Landlord, particularly due to a defect in the leased premises, may be asserted only if they are based on the culpable violation of a major contractual duty (cardinal duty = duty that is fulfilled to enable the contract to be properly executed and on whose fulfillment the contractual partner can regularly rely), a willful or grossly negligent breach of duty by Landlord or its vicarious agents or if such breaches are based on the fact that a characteristic of the premises that was promised is missing or there was negligent breach of duty resulting in death, bodily injury, or harm to health. The burden of proof will not shift because of this. Moreover, Landlord is liable to the degree in which damages are compensated by an insurance company or a third party can successfully be held liable.

Further, Landlord does not assume any guarantee for (i) supply of energy such as heat, electricity, and water from the relevant providers, unless Landlord is culpably responsible for the cancellation of the aforementioned supply, (ii) the existence or the extent of use of entry ways, connections, and other roads to the premises, as long as these restrictions cannot be traced back to official measures arranged for by Landlord and access to the premises is even guaranteed, and (iii) impediments to the premises’ suitability for use because of measures on the neighboring properties, such as building activities; however, Landlord will support Tenant within the scope of what is reasonable and legally possible to prevent these kinds of impediments, at Landlord’s own expense.

7.5	Tenant’s obligations and liability

Tenant is liable to Landlord for all damages that are culpably caused by violation of Tenant’s duty of care.

Tenant is required to compensate damages that are culpably inflicted on Landlord by third parties hired by Tenant to render services. Tenant is also liable for damages that are culpably caused by Tenant, employees, or subtenants. Further, Tenant is liable for damages to Landlord that are

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culpably caused by visitors, suppliers, craftsmen, or other persons, as long as these persons are active in the leased premises because of an arrangement made by Tenant.

Tenant also has the burden of proof that damages were not caused by, or are not attributable, to the Tenant or third parties stated in the above paragraph, as long as the cause of damage is located the premises.

Tenant will assume the legal duty to ensure public safety for the premises.

In their internal relationship, Tenant indemnifies Landlord from third-party claims arising out of the violation of the legal duty to ensure public safety with regard to the premises, unless the damages can be traced back to at least the grossly negligent fault of Landlord.

Tenant will cover the risk of glass breakage from glass panes in the rental area.

Prior to setting up technical systems that might interfere with third parties above and beyond any interference associated with the contractually compliant use of the premises due to effects caused by such technical systems, or where such interference might endanger the premises, the entire building, or the property, Tenant must obtain the written consent of Landlord by demonstrating that the relevant regulations are met. In particular, prior to setting up heavy items, systems, and equipment in the premises, Tenant must make sure that the permitted load limits on the floors are observed. Tenant is liable for damages that occur due to not having followed this provision.

If and to the extent that Tenant intends to handle materials in the premises that might endanger human health or the environment, Tenant is obligated to Landlord to follow all relevant regulations for handling these hazardous materials and to indemnify Landlord of all risks and official claims associated with them. The above rules apply accordingly if a material that originally appears to be innocuous later turns out to be a hazardous material. Tenant is obligated to provide proof to Landlord that reasonable liability coverage has been arranged and is in effect.

7.6	Insurance

7.6.1    Tenant must arrange the following insurance policies and keep them in effect for the duration of the tenancy and prove their existence, at the request of Landlord (“Tenant’s insurance”):

a)    liability/business liability insurance in a reasonable amount
b)    insurance on the contents brought into the building

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c)    business interruption insurance
d)    glass breakage

If Tenant does not arrange the above described insurance protection, Landlord is not liable for damages that would have been covered by these insurance policies.

7.6.2    Landlord must arrange/has arranged the following insurance policies with appropriate insured amounts, the costs for which are allocated through the invoice for additional service charges (“Landlord’s insurance”):

a)	building insurance (all-risk insurance), particularly against fire damage, flood, storm damage, and, if applicable, a vandalism clause.
b)    building owner and property owner liability insurance.

7.6.3    Upon request, the Parties are mutually obligated to submit the relevant confirmations of the existence of the insurance coverage and payment of premium.

7.7	Change to leased premises

7.7.1    by Tenant

Structural changes after the date of transfer made within the premises and installations of additional equipment that are necessary for Tenant’s operation require the prior written consent of Landlord, who can only deny such consent for cause. Costs for carrying out this work will be charged to Tenant. All costs, risks, and dangers connected with bringing about the structural measures will be covered by Tenant, even if Landlord has issued consent in accordance with sentence 1 above.

Landlord is authorized to make any consent contingent on the fact that Tenant assumes an obligation to restore premises to the original condition at time of handover. Until the security deposit is provided, the structural changes may be prohibited.

Regulatory permits that become necessary after the handover date must be obtained by Tenant at its own expense and arranged prior to the start of measures. The costs for any inspections required after handover will be covered by Tenant. Tenant agrees to convey the intended structural changes to Landlord in writing and to submit the appropriate design documents.

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Tenant is required promptly to notify Landlord in writing of any installations and changes in or to the premises that increase value, particularly if they cause a fundamental change in the risk assessment within the meaning of the fire and liability insurance terms and conditions. Tenant will cover any surcharges to insurance premiums incurred from this.

7.7.2    by Landlord

(a)
Landlord may make repairs, improvements, and structural changes that are necessary to maintain, modernize, or for the upkeep of the building or premises, or to avert impending dangers, or to correct damage, also without Tenant’s consent. As much as possible, Tenant’s commercial operations may not be interrupted by this work. Landlord must show consideration for Tenant’s commercial interests. Landlord shall absorb any expenses Tenant incurs by having to tolerate the aforementioned measures.

(b)
The measures must be announced in a reasonable amount of time, and a date is to be coordinated with Tenant. If measures are taken to avert impending dangers or to prevent immediately pending dangers, the measures may be taken immediately.

(c)
Expansion / renovation measures that are taken to re-lease other rental units and the interruptions this may cause must be tolerated by Tenant. Landlord shall absorb any expenses Tenant incurs by having to tolerate the aforementioned measures. In this respect, claims to compensation for damages are excluded, unless Landlord or its assistants have acted willfully or negligently in relation to Tenant’s damages, or the damages involve death, bodily injury, or harm to health. Landlord must inform Tenant about the type, scope, and expected duration of the intended measures in general terms, at the latest four (4) weeks prior to the start of the measures. The obligation to tolerate the measures exists independently of whether information is given.

(d)	Landlord is required to have the work be done rapidly. Tenant has no termination right due to the building measures that Tenant must tolerate according to Sec. 555e BGB.

(e)
Tenant may reduce rent or exercise a right of retention due to the measures set forth in Sec. 7.7.2 only if the measures involve activities that exclude, in whole or in part, or significantly impede use of the premises for the agreed purpose.

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8.	End of Tenancy

8.1	Termination

8.1.1    Terminations must be issued in writing in order to have legal effect.

During the termination notice period, Tenant must permit “For-Lease” sign to be hung up on windows and other appropriate places.

8.1.2    If Tenant continues to use premises after the end of the lease term, the tenancy is not deemed to be renewed. Sec. 545 BGB is not applicable. Landlord accepts Tenant’s payments that are made after the end of the lease term as compensation for use, even if they are designated as “rent” in the correspondence or the purpose stated in the funds transfer or the direct debit. Payments or acceptance thereof do not constitute an offer to enter into a new lease agreement.

8.2	Termination without notice

8.2.1    Both contractual Parties are entitled to the right to terminate the contract without notice for due cause. The Parties agree that a right to terminate the Lease Agreement without notice requires that the Party who is authorized to terminate the Lease Agreement without notice sends the other Party a written notice and sets a grace period to remedy the issue within ten (10) business days. Only after this grace period to remedy the issue has expired may the relevant Party terminate the Lease Agreement without notice, as long as the reason for the termination without notice still exists. The requirement of a notice with a grace period set to remedy the issue applies, however, does not apply to the obligation to pay the total (gross) monthly amount set forth in Sec. 5.1 or if it is impossible to cure the event that established the right to terminate without notice.

8.2.2    Landlord may terminate the Lease Agreement for due cause with immediate effect, especially if

•
Tenant defaults on paying the rent in the amount of more than one (1) month’s rent on two (2) consecutive deadlines or defaults on paying rent in the amount that reaches two (2) month’s rent over a period of several deadlines, or

•	Tenant or its subtenant does not comply with a major obligation arising out of this contract in a reasonable period of time in spite of Landlord’s warning notice, or

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•	Tenant defaults on paying the security deposit or the declaration to assume additional debt, or

•
Tenant has to give a sworn affidavit pursuant to Sec. 807 ZPO (Zivilprozessordnung [German Code of Civil Procedure]), an out-of-court procedure is initiated to settle debts, or if Tenant has suspended payments, or

•	a reason for bankruptcy exists, or

•	Tenant continues use of premises in breach of contract or continues unauthorized transfer of premises to a third party in spite of a reminder notice from Landlord, or

•	a court official confirms to Tenant an exemption from seizure, or

•	Tenant gives a sworn affidavit or insolvency proceedings against Tenant are rejected due to lack of assets.

8.2.3    If the tenancy is ended because of termination without notice, Tenant is liable to Landlord for the loss of rent, including all operating and other additional service charges up to the point in time when the tenancy would have ended or could have been terminated by Tenant at its earliest if Tenant’s behavior had been proper.

8.3	Return/limitation period

8.3.1    At the end of tenancy, Tenant must surrender the premises to Landlord on the day when the Lease Agreement ends in contractually compliant condition, and free of materials that could endanger human health and the environment. Tenant must prove this to Landlord and, if applicable, submit the official inspection certificate. Return of premises in the condition at time of handover especially includes vacating the cleaned rental property, including its technical systems, and transfer of all keys for the rental property.

8.3.2    Cosmetic repairs, maintenance, upkeep, repair measures, and measures to procure replacements in accordance with Sec. 7 are to be carried out to the degree necessary, as long as they would have been carried out within the scope of normal management of the rental property, at the latest at the end of the tenancy.

8.3.3    Promptly at the end of tenancy, Tenant is required to remove all advertisement systems that refer to Tenant at its own expense and, if applicable, to repair damaged facade boards, and if repair is no longer possible, to switch out the facade boards, unless the advertisement systems or their fasteners can be used further within the course of the next lease.

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8.3.4    The following applies to handling installations and renovated structures that Tenant has worked on during the term of this tenancy:

(a)
If, when granting its consent in accordance with Sec. 7.7.1, Landlord expressly required that the installations or the structural changes as defined by Sec. 7.7.1 be removed by the end of the Lease Agreement, Tenant is obligated fully to restore the premises to the original condition.

(b)	If the installations remain in the spaces, Tenant does not have any claim to compensation.

8.3.5    At the time of transfer to Landlord, the parties shall prepare and sign a transfer report that shall document all visible defects and complaints.

If Tenant does not appear on the transfer date, Landlord may immediately specify a new date. If Tenant also does not appear on that date, Landlord may call in an expert at Tenant’s expense, who will record any defects or damages in a transfer report. The same applies if Tenant refuses to sign the transfer report.

The defects listed in the transfer report are to be promptly corrected by Tenant, if Tenant is required to correct them. Landlord is authorized to have the defects corrected at Tenant’s expense after a reminder notice expires without satisfaction. The Parties clarify that Landlord is not obligated to release the security deposits set forth in Sec. 6 before all defects and are corrected and objections are addressed and before the six (6) month limitation period expires.

8.3.6    If items are left by Tenant in premises after the end of tenancy, Landlord is authorized to remove them from the premises after a written notice is issued with a deadline. Landlord is not required to store the items. Any costs for removing the items that are left behind will be covered by Tenant. Any of Landlord’s claims from delayed return of premises are unaffected.

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8.3.7    At the end of the Lease Agreement, Tenant indemnifies Landlord and Landlord’s successors of all obligations that might arise out of Sec. 613a BGB. The subsequent tenant may derive claims arising out of this agreement directly against Tenant.

8.3.8    Landlord’s claims to compensation due to changes or deterioration of the premises lapse in six (6) months from the time of return.

9.	Miscellaneous

9.1	Right of entry

Landlord, Landlord’s authorized representatives and agents, experts and administrators hired by Landlord and who are subject to confidentiality obligations to Landlord, are authorized to inspect the premises at regular intervals during Tenant’s business hours after a prior announcement is made. The purpose of these inspections is to verify the structural condition of the premises and the functionality and safety of the technical systems in the premises. In order to refrain from interfering with Tenant’s operation, all named persons shall adhere to the internal procedures of Tenant and with a corresponding schedule and process plan. For this purpose, Tenant shall within thirty (30) days after contract signature submit to Landlord a plan containing the internal safety procedures.

Further, Landlord and Landlord’s representatives have the right, in the event of termination or another end of tenancy and/or in the event of a sale of the property or building, to enter the premises during normal business hours with prospective tenants and/or buyers, accompanied by Tenant and Tenant’s representatives. This will be done with the greatest amount of care and consideration for Tenant’s commercial operation and commercial interests. In order to refrain from interfering with Tenant’s operation, all named persons shall adhere to the internal procedures of Tenant and with a corresponding schedule and process plan.

Tenant must ensure that Landlord’s right of inspection may be exercised. In the event of imminent danger, Landlord must be granted access to the premises at any time. In the event of urgent dangers, Landlord may also enter premises without making a prior announcement and if Tenant is absent. Tenant has notified Landlord about the safety precautions to be observed when entering the premises.

In the event of an alarm tripped by the fire alarm system, Tenant is aware that the fire department must have “no-force access” to the rental areas at any time in order to make it possible to comply

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with the VdS guidelines. This type of no force access means that all rooms can be opened with the assistance of a master key. Tenant warrants that Tenant shall refrain from implementing any measures that are opposed to this.

9.2	Building Rules

There are presently no building rules. Landlord is authorized to issue future building rules and to determine their content at Landlord’s reasonable discretion, provided this is expedient for the security and safety of the building, tenants, and visitors.

Smoking is not permitted in common areas and in the entrance areas (particularly in front of the building). Tenant must ensure that Tenant’s employees, customers, or visitors adhere to this smoking ban.

9.3	Cleaning / emissions

Tenant is required to clean the premises regularly to comply with the regulations that correspond to the rental purpose. Landlord is authorized to check the cleanliness of the leased premises in compliance with 9.1.

Above and beyond the contractual use as defined by Section 3 para. 1 of this lease agreement, there may be no emissions of any kind (e.g., smoke, noise) that interfere with third parties or other tenants in their use of premises which they lease/use or that could entail claims to compensation from neighbors.

9.4	Supply lines

The available piping network for gas, electricity, heat, and water may be used by Tenant only to the extent that they are not overloaded. Tenant may cover additional demand by expanding the supply lines at its own expense after receiving the prior written consent from Landlord. Landlord is only entitled to deny such consent for cause.

If there are interruptions or damage to the supply lines, Tenant must ensure that they are shut off immediately. If Tenant is not able to do this, Landlord or Landlord’s authorized representative must be promptly notified.

9.5	Transfer of tenancy / legal succession / declaration of completeness

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9.5.1 Landlord is authorized to transfer all rights and obligations arising out of this Lease Agreement, within the parameters of a sale of the whole property, to a buyer with debt-discharging effect without Tenant being able to derive any rights of any kind from the sale. Tenant consents already now, even in the event of a resale, to a transfer of tenancy to a future buyer. Moreover, as a variance to Secs. 566 (1), 578 BGB, Landlord is authorized, and Tenant hereby grants its consent, to transfer the tenancy to the buyer even before a future buyer makes an entry in the land register as the new owner. At the time when the tenancy is transferred, the future buyer enters into the Lease Agreement in lieu of Landlord, and Landlord withdraws from the Lease Agreement with all rights and obligations.

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At the request of Landlord, Tenant agrees to enter a corresponding three-page formal Supplement (Sec. 550, 578 BGB) to the Lease Agreement in the aforementioned case.

9.5.2 In the event that a third party enters into the tenancy on Landlord’s side – irrespective of whether that occurs based on the requirements from the above Sec. 9.5.1 or pursuant to Sec. 566 BGB by a transfer of ownership – Tenant waives the “subsequent liability” of the previous Landlord, as a direct or analogous application of Secs. 578, 566 (2) sent. 1 BGB. The requirement for this waiver is that Landlord proves to Tenant that the new contractual partner has at least the same financial standing as the current Landlord.

9.5.3 If the premises are sold or the Lease Agreement is transferred in accordance with Sec. 9.5.1, Landlord is authorized to request Tenant to provide a declaration of completeness, which is based on a list of the lease agreement documents that would be appended. Tenant is required to make a written statement within thirty (30) days whether Landlord’s list is complete. If Tenant gives such a declaration of completeness or if Tenant does not indicate what is incomplete or incorrect within thirty (30) days, Tenant may not subsequently appeal to arrangement that were not enumerated in Landlord’s list, if this legal consequence was mentioned in the request.

9.5.4 If there is a change in legal form on the side of Tenant or if there are any other major changes on the side of Tenant that affect Landlord, if Tenant sells its commercial enterprise, in whole or large parts thereof, to a third party, or if there is a shareholder change that is greater/equal to fifty (50) of the company shares or more, Tenant must promptly notify Landlord of this in writing. If due to this change the liability or financial standing changes in a detrimental way for Landlord, Landlord may ask Tenant to provide additional securities, such as providing a bank surety in a reasonable amount, but at least totaling a maximum of three (3) month’s rent.

9.5.5 If obligations arising out of this contract do not transfer to the legal successor by law, each Party agrees to impose these obligations on their legal successors.

9.6	Confidentiality / data protection

9.6.1    The content of this Lease Agreement and all information about the premises and other business activity of Tenant is deemed to be confidential information within the meaning of these provisions, as long as this information is not publicly known. The contractual Parties may use general and publicly accessible information about the rental

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property, especially in photo materials that describe the premises and its fixtures, in publications about their companies and within the scope of PR work.

9.6.2    If there are legal proceedings that pertain to the Lease Agreement, the Parties, their representatives, and consultants are obligated to treat any content of those proceedings, including possible hearings and the dates for those negotiations, as strictly confidential. This holds also if the relevant information is deemed to be publicly known according to applicable law or in another way.

9.6.3    Neither Party will disclose any confidential information without the consent of the other Party. Exceptions to this are the information that must be disclosed

(a)	on the basis of statutory obligations or official requirements (particularly by disclosure in an (investor) prospectus), or

(b)	to advisors who are under a professional obligation to maintain secrecy, or

(c)
to a manager employed by Landlord, if this manager is bound vis-à-vis Landlord to a comparable non-disclosure obligation and as long as this manager needs the relevant information to complete its management tasks properly, or

(d)    to investors on a confidential basis, or
(e)    to obtain permits, permissions, and other public authorization, or
(f)    to participating banks and insurance companies, or

(g)	to serious potential buyers or subsequent tenants after they have signed a non-disclosure obligation with the effect of protecting Tenant.

9.6.4    With reference to the EU-DSGVO (EU Datenschutz-Grundverordnung [EU General Data Protection Regulation]) with its effectiveness on 05/25/2018, Landlord notes that personal data needed to execute this Lease Agreement/Agreement on Use pursuant to art. 6 (1) letter b of the EU-DSGVO are both saved and used to fulfill the data processing requirements that arise out of this Lease Agreement. Personal data is also used by contractors that work in the rental property in the area of billing for heat, hot water, or for maintenance work. Further, Landlord states that Landlord’s own data storage and data back-up occurs exclusively on Landlord’s own data systems on site in Grunwald. Based on the effective date of the EU-GDPR, Landlord requires the consent of Tenant to process data pursuant to Art. 6 (1) letter b EU-GDPR because of the Lease Agreement; otherwise, it is not feasible to perform the reciprocal contractual obligations arising out of this Lease Agreement.

9.7	Written form requirements

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9.7.1    Incidental verbal agreements do not have any validity without written confirmation, and none were made. Subsequent amendments or supplements to this contract, including this written form requirement clause, require an appropriate contractual supplement.

9.7.2    The Parties are aware of the special statutory written form requirements of Secs. 578, 550, 126 BGB.

The wording of 550 sent. 1 BGB is as follows: “If the Lease Agreement is entered for a period of longer than one year, it is deemed to be in effect with open end.”

At the request of either Party, the Parties mutually agree to perform all actions and to submit all declarations necessary to satisfy the statutory written form requirements, especially in connection with concluding Supplements, Amendments, and other contracts and to refrain from terminating this Lease Agreement early by invoking non-compliance with the written form requirement. The above obligation does not apply if a Supplement that cures the written form does not materialize within a reasonable time for reasons not attributable to the terminating party. The purchaser of the premises or the property in which the premises are located who enters the contractual relationship on Landlord’s side as per Sec. 578, 566 BGB is not obligated to cure the written form. That party is entitled to the statutory rights.

9.8	Severability

9.8.1    If individual rules of this contract are null and void, invalid, unenforceable, or if they have undesired loopholes, the remaining contractual provisions are unaffected thereby.

9.8.2    The Parties are obligated to replace the null-and-void, invalid, and unenforceable rule, or one that has undesired loopholes, by a rule that should apply retroactively and is as close as possible in its effect to the intention of the rule that is inadequate, especially in a commercial sense.

9.9	Acceptance period

In the event that this Lease Agreement is not signed in the presence of both contractual Parties, but is signed only by one contractual Party when it is circulated, the other contractual Party will be bound to their offer to enter this Lease Agreement for six (6)

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Hallbergmoos Grundvermögen GmbH (Landlord) & Pieris Pharmaceuticals GmbH (Tenant)
Valid as of 10/24/2018

weeks after the day the offer is received from the other contractual Party. The offer is deemed to be received in a timely manner if the offering contractual Party receives one signed copy of this Lease Agreement from the other contractual Party at the latest on the last day of the acceptance period.

9.10	The jurisdiction is Munich. German material law applies.

10.	Components of the contract

This contract consists of pages from the Lease Agreement and all contractual components listed in the following, which Landlord and Tenant have also initialed:

Addendum 1.1.a: Land records extract
Addendum 1.1.b: Ground Plan
Addendum 1.1.c: Tenant’s commercial register extract
Addendum 1.2: Rental Area Design
Addendum 1.3(a): Parking Lot Map
Addendum 1.3(b): Underground Garage Rules
Addendum 1.4: Expansion and Optional Areas
Addendum 2.1(d): Layout of Laboratory & Office
Addendum 2.1(e): Building Description
Addendum 2.1(f): Technical Room Schedule, Schedule of Deliverables
Addendum 5.3.1: Operating Costs in accordance with Sec. 2 BetrKV
Addendum 5.3.2: Other Operating Costs in accordance with Sec. 2 No. 17 BetrKV
Addendum 6.1.1: Rent Security Statement
Addendum 6.1.2: Surety for Contract Performance / Agreement on Assumption of Debt

     Initialed by
Landlord Tenant

of the Lease Agreement between
Hallbergmoos Grundvermögen GmbH (Landlord) & Pieris Pharmaceuticals GmbH (Tenant)
Valid as of 10/24/2018

Signature page:

For Landlord:

City, Date	Gruenwald, 10/16/2018

Signature:	/s/ David Christmann

Name:	David Christmann

Title:	Managing Director

For Tenant:

City, Date	Boston, Massachusetts, 10/24/2018

Signature:	/s/ Stephen Yoder

Name:	Stephen Yoder

Title:	Managing Director

City, Date        Boston, Massachusetts, 10/24/2018
Signature:        /s/ Allan Reine
Name:             Allan Reine
Title:             Managing Director

     Initialed by
Landlord Tenant

EXHIBITS
(TO BE ATTACHED)

Exhibit 1.1.a

District Court    Freising
Land Registry
of
                            Hallbergmoos

District Court		Freising				Shelf
Land Registry of		Hallbergmoos Page 4537		Inventory		1
Number Of plots	Previous Number Of Plot	Registration of the land and rights associated with ownership		Size
		Subdistrict parcel	Business and location	ha	a	m2
		a/b	c
1	2	3		4
1	-	344/4	Zeppelinstrasse 3, Building and open space	1	36	46
	-	344/6	Near Lilienthalstrasse, Building and open space		4	6
	-	344/7	Near Zeppelinstrasse, Building and open space		29	85
	-	344/8	Near Zeppelinstrasse, Building and open space	1	10	41
2	-	3045/2	Zeppelinstrasse 1, Building and open space		7	44
	-	3048/3	Zeppelinstrasse 3, Building and open space		60	27
3	-	3048/4	Near Zeppelinstrasse, Building and open space		1	67

District Court	Freising			Shelf
Land Registry of	Hallbergmoos Page 4537		Inventory	1 R
Stock and attribution		Depreciation
To Current Number of Plots		To Current Number of plots
5	6	7	8
1,2,3	Transfer from page to page on 1.5.2016 Haslbeck

District Court	Freising			Shelf
Land Registry of	Hallbergmoos Page 4537		First Division	1
No. of entries	Owner	No. of land in the inventory list	Basic principles of registration
1	2	3	4
1	Hallbergmoos Grundvermogen GmbH, Grunwald, Amtsgericht Munchen HRB 220581	1, 2, 3	Release of 09.15.2015 (URNr. 2976 W/15, Notary Dr. Robert Walz, Munchen); registered on 01.05.2016 Haslbeck

District Court	Freising			Shelf
Land Registry of	Hallbergmoos Page 4537		First Division	1 R
No. of entries	Owner	No. of land in the inventory list	Basic principles of registration
1	2	3	4

District Court	Freising		Shelf
Land Registry of	Hallbergmoos Page 4537	Second Division	1
No. of entries	No. of affected properties in the inventory list	Loads and restrictions
1	2	3

District Court	Freising			Shelf
Land Registry of	Hallbergmoos Page 4537		Second Division	1 R
Changes		Lounges
No. of column 1		No. of column 1
4	5	6	7

Exhibit 1.1.b

Zeppelinstraße 1
North House
Zeppelinstraße 3
South House

Excerpt from the cadastral map series on a scale of 1:1000

Mark: Halbergmoos

Surveying Freising, 8.21.2014

The creation of extracts from the cadastral maps is reserved to the authorities holding the cadastral register.
Reproductions (copied or digitized and stored on computer) are permitted only for your own personal needs.
The passing on of third parties is not permitted.
Only conditionally suitable for mass extraction; in particular other long stretched borders may lead to greater inaccuracies.
Changes may be taken into account in the presentation of the boundaries which have not yet been entered in the land register.
The building certificate may deviate from the existing building ddi. AM

Exhibit 1.1.c

Commercial register B of the Munchen District Court	Department B reproduction of the current register content retrieval from 9.21.2018 7:25pm	Company number: HRB 221043

1.    Number of previous entries:
4
2.    a) Firm:
Pieris Pharmaceuticals GmbH

b)	Registered office, place of business, domestic business address, authorized recipient, branches:
Freising
Business Address: Lise-Meitner-Strasse 30, 85354 Freising
c)    Object of the Company:
Biotechnological research and development and distribution of applications of this research in particular on the Anticalins, a class of biomolecules obtained by protein design with potential for use in medicine, bioanalytics, food technology and bioscientific research, as well as participation in other companies with the same or similar corporate purpose at home and abroad, establishment of such companies, and the acquisition of all or any assets, whether tangible or intangible, or Partial operations of such enterprises. The company will not carry out any business that is subject to a governmental permission required.
3.    Capital stock or share capital
100.000,000 EUR
4.    a) General rules on representation:
If only one manager is appointed, he shall represent the company alone. If several managing directors are appointed, the company is represented by two managing directors or by one managing director together with a holder of a general commercial power of attorney.

b) Board of directors, governing body, managing directors, personally liable partners, managing directors, authorized representatives and special powers of representation:
Authorized to represent the Company on its own behalf; with the authority to represent the Company on its own behalf or as a representative of the Company on its own behalf to conclude legal transactions with a third party:
Managing Director: Dr. Matis, Louis A., Southport, CT / United States 8.22.1950
Managing Director: Reine, Allan, New York/NY / United States 4.12.1974
Managing Director: Yoder, Stephen S., Pittsburgh, Pennsylvania / United States, 12.17.1975
5.    Procuration:
Single power of attorney with the authority to act in the name of the company with itself in its own name or as a representative of a third party to conclude legal transactions:
Dr. Olwill, Shane, Freising, 3.6.1976
Dr. Rothe, Christine, Dachau, 8.2.1967

Commercial register B of the Munchen District Court	Department B reproduction of the current register content	Company number: HRB 221043
retrieval from 9.21.2018 7:25pm Page 2 of 2

6.    a) Legal form, beginning, articles of association or articles of association:
Limited Liability Company
Partnership agreement dated 8.26.2015
b) Other legal relationships:
Arisen as a result of the change in legal form of Pieris AG with its registered office in Freising (Munchen District Court, HRB 133223).
7.    a) Date of last registration
1.9.2018

Exhibit 1.2

Exhibit 1.2

Rental 11
Rental 12
Rental 13
Rental 14
Rental 15
Rental 16
Rental 17
Rental 17a
Rental 18

Zeppelinstraße 1-3 - Hallbergmoos	South Component Ground Floor Plan	

dd, Am

Rental 11
Rental 12
Rental 13
Rental 14
Rental 15
Rental 16
Rental 17
Rental 18

Zeppelinstraße 1-3 - Hallbergmoos	South Component Floor Plan 1st Floor	

dd. km

Rental 11
Rental 15
Rental 12
Rental 16
Rental 13
Rental 17
Rental 14
Rental 18

Zeppelinstraße 1-3 - Hallbergmoos	South Component Floor Plan 2nd Floor	

dde Mr

Rental 12
Rental 10
Rental 13
Rental 14
Rental 11
Rental 15
0m 6m 24m

Zeppelinstraße 1-3 - Hallbergmoos	South Component Floor Plan 3rd Floor	07.06.2010	3.OG

dd. Am

Exhibit 1.3(a)

Exhibit 1.3(b)

Usage regulations for underground car park

•	It is not permitted to park the vehicle outside the parking space provided, in the underground car park, especially in the entrance and exit areas, or on the property.

•	Public displays of safety regulations and operating instructions are to be carefully noted by the lessee and to be observed at all times, and to be complied with.

•	Smoking in the underground car park, storing objects and materials, in particular from fire-hazardous, is forbidden.

•	The instructions of the operating personnel or of the Lessor’s agents are to be observed to follow.

•	Noise pollution of any kind, e.g. loud turbo beating, loudly adjusted music systems, high-speed driving, are to be avoided.

•	Any work on the vehicle, e.g. washing and repairing, in which underground parking or on the property are prohibited.

•	Possible impurities, which may be caused in particular by the loss of oil or fuels are to be removed immediately by the tenant. The If necessary, the costs of a removal shall be borne by the tenant.

•	It is not permitted for cars equipped with natural gas, liquefied petroleum gas or other gases to can be parked in the underground car park.

Exhibit 1.4

Rental 11
Rental 12
Rental 13
Rental 14
Rental 15
Rental 16
Rental 17
Rental 18

Zeppelinstraße 1-3 - Hallbergmoos	South Component Floor Plan 2nd Floor

MB 15
MB 16
MB 17
MB 18
TA
Bio Team
TA
Bio Team
Scientists
CMC
Team
Scientists
BP Team
Entrance
Scientists
PA / PK Team
Delivery
BO
Procurement
TA
PA / PK
Team
TOX
Technican
TA
IO Team
TA
IO Team
TA
IO Team
Teamleaders
IO Team
Scientists
IO Team
TA
PA/PK
Team
Library
MB 11
MB 12
MB 13
MB 14

Siteplan

## Legend

- Meeting
- Service / Storage
- Project Space
- Kitchen / Lounge
- Library / Quiet Zone
- Server / Shower
- Labs
- Electrical floor data box
- Hold open door closer
- Screen
- Booking Terminal

| Amount meeting spaces: | Layout | Amount Workplaces - E00 | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| 4x Meeting S<br>1x Meeting M<br>3x Meeting L<br>0x Meeting XL | | Single Office | Twin-Office (option. 3 WP) | Closed Team Workplace | 4er Closed Office | 4er Open Office | 6er-Bench Open Space | Project Spaces | Σ |
| | TOTAL | - | 4 | - | 20 | 20 | 60 | (12) | 85 (+12) |

Simulation Layout! no technical implementation planing, only for review!

Simulation Layout!
No technical implementation planning, only for review!
Adjustments regarding fire protection planning necessary!

ground floor

combine Consulting GmbH
Leopoldstraße 28a · D-80802 München
Rabosen 38 · D-20095 Hamburg
Huyssenallee 3 · D-45128 Essen
Krausenstraße 9-10 · D-10117 Berlin
contact@combine-consulting.com · www.combine-consulting.com

without scale
05.10.2018
FBR

PIERIS
Occupancy layout
ground floor
2018-10-04_PI E00.dwg

Exhibit 2.1(d)

MB 15
MB 16
MB 17
MB 18
Meeting L
TA
MB Team
Library
Meeting XL
Meeting XL
Meeting L
Meeting XL
Meeting S
Meeting S
Meeting S
IT
HR
BD1-3
PLs
VPs
BL
MB
Team
BL
MB Team
TA
ST Team
LAB
Extension
Finance
Co-Working
MB 11
MB 12
MB 13
MB 14

Siteplan

## Legend

- Meeting
- Concentration
- Service / Storage
- Project Space
- Kitchen / Lounge
- Library / Quiet Zone
- Server / Shower
- Labs
- Electrical floor data box
- Hold open door closer
- Screen
- Booking Terminal

# 1st floor

| Amount meeting spaces: | Layout | Amount Workplaces - E01 | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| 2x Meeting S<br>1x Meeting M<br>2x Meeting L<br>3x Meeting XL | | Single Office | Twin-Office (option. 3 WP) | Closed Team Workplace | 4er Closed Office | 4er Open Office | 8er-Bench Open Space | Project Spaces | Σ |
| | TOTAL | 7 | 24 | 6 | 20 | - | 24 | (30) | 81 (+30) |

Simulation Layout! no technical implementation planing, only for review!

Simulation Layout!
No technical implementation planning, only for review!
Adjustments regarding fire protection planning necessary!

combine

combine Consulting GmbH
Leopoldstraße 28a · D-80802 München
Raboisen 38 · D-20095 Hamburg
Huyssenallee 3 · D-45128 Essen
Krausenstraße 9-10 · D-10117 Berlin
contact@combine-consulting.com · www.combine-consulting.com

without scale
04.10.2018
IM

PIERIS
Occupany layout
1st floor
2018-10-02_PI E01.dwg

pieris

10 m
8 m
6 m
4 m
2 m
Lager Labor-Verbrauchsmaterial
298 qm
Hausmeister Büro + Werkstatt
30,5 qm
Archiv / Aktenlager
28,3 qm
Hauswirtschaftsraum
28,4 qm
OG2 MB 17

MB 15
MB 16
MB 17
MB 18
Cafeteria
MB 11
MB 12
MB 13
MB 14

Siteplan

## Legend

- polished screed
- carpet
- carpet long fibre
- linoleum
- tiles
- parquet
- Electrical floor data box
- Hold open door closer
- Screen
- Booking Terminal

| Amount meeting spaces: | Layout | Amount Workplaces - E01 | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| 2x Meeting S<br>1x Meeting M<br>2x Meeting L<br>3x Meeting XL | | Single Office | Twin-Office (option, 3 WP) | Closed Team Workplace | 4er Closed Office | 4er Open Office | 6er-Bench Open Space | Project Spaces | Σ |
| | TOTAL | 7 | 24 | 6 | 20 | - | 24 | (30) | 81 (+30) |

Simulation Layout! no technical implementation planing, only for review!

Simulation Layout!
No technical implementation planning, only for review!
Adjustments regarding fire protection planning necessary!

# 3rd floor

pieris

PIERIS
flooring layout
3rd floor
2018-09-26_PI E01+E02.dwg

ohne Maßstab
01.10.2018
FBR

combine Consulting GmbH
Leopoldstraße 28a · D-80802 München
Rabeisen 38 · D-20095 Hamburg
Huyssenallee 3 · D-45128 Essen
Krausenstraße 9-10 · D-10117 Berlin
contact@combine-consulting.com · www.combine-consulting.com

Exhibit 2.1(e)

Enlargement Office and Laboratory Building Skygate Hallbergmoos Tenant Pieris SKYGATE Zeppelinstraße 1-3 85399 Hallbergmoos

1.    Preliminary remark
The current building is an existing building from 2002, which was planned as an office building. In principle, the visual quality, equipment and standard of the rented office space is based on the well-known standard of the reference space Skygate. The laboratory spaces are based on the rental spaces at Bunsenstr. 7 in Martinsried (e.g. rented by Proteros) in terms of visual and quality features of the model. The references shall apply insofar as no deviations have been explicitly agreed in the local rental agreement and the local building description, or details of equipment have been specified, or details of equipment have not been described or have been described differently. Type, system and model are based on the current building description.

2.    Room schedules
In order to present the room-specific equipment clearly and transparently, we summarize all relevant room types in a separate “room schedule” spreadsheet:
2.1    Room schedules for the office and laboratory building
Room schedule offices

Clear room height	The aim is a minimum height of 2.60 m from the top of the finished floor to the suspended ceiling, depending on the building services installation.
Screed	The ceiling load on the raw ceiling is 500 kg/m2; in some areas on the cavity floor with screed 500kg/m2.
Floor covering	Carpet as loop covering / velour / ball yarn / needle felt, material 20 €/m2
Interior walls	Interior walls in dry construction with double planking on both sides
Windows in inner walls	acc. To detailed description (see 3.3)
Wall covering	Wipe-resistant dispersion coating, light, slightly tinted
Ceiling cladding	Suspended mineral fiber grid ceiling, grid 62,5 x 62,5cm
Interior door	Plastic-coated wooden door
Electric lighting	Louvrelights LED installation or free-standing lights Illuminance: 500 lux at the workplace light control via on/off switch
Electrical outlet	At the door: 1 single socket outlet Sockets in walls and floor tanks, some cable ducts if necessary 1 double socket per workstation
Sun protection glare shield	External sun protection, room-wise driven, operation with rocker switch Internal glare protection not provided
Electrical IT	IT cabling: see page 18
Heating	Radiators in the area of the window parapet, control via room thermostat Design temperature 20°C
Cooling system	Room-related circulating air cooling according to performance balance Room by room control of setpoint temperature via room thermostat

Ventilation system	Free ventilation via windows
Room schedule meeting rooms
Clear room height	The aim is a minimum height of 2.60 m from the top of the finished floor to the suspended ceiling, depending on the building services installation.
Screed	The ceiling load on the raw ceiling is 500 kg/m2; in some areas on the cavity floor with screed 500kg/m2.
Floor covering	Carpet as loop covering / velour / ball yarn / needle felt, material 20 €/m2
Interior walls	Interior walls in dry construction with double planking on both sides
Windows in inner walls	According to detailed description (see 3.3)
Wall covering	Wipe-resistant dispersion coating, light, slightly tinted
Ceiling cladding	Suspended plasterboard ceilings with improved acoustics
Interior door	Plastic-coated wooden door
Special equipment doors	None
Electric lighting	LED installation lights Illuminance: 500 lux, light control via on/off switch
Electrical outlet	At the door: 1 single socket outlet additional 1 piece floor tank per 25 m2 with 1 supply unit Equipment per supply unit: 2 double sockets on different circuits
Sun protection glare shield	External Venetia blinds, room by room driven, operation with rocker switch. Internal glare protection not provided
Electrical IT	IT cabling: 2 ports and 1 beamer connection per conference room in the floor tank: 1x HDMI, 1x RJ45, 1x power socket
Heating	Radiators in the area of the window parapet, control via room thermostat Design temperature 20ºC
Cooling system	Room-related circulating air cooling according to performance balance Room by room control of setpoint temperature via room thermostat
Ventilation system	Mechanical aeration and ventilation system Air exchange according to power balance, automatically controlled, air volume controlled by CO2 sensors in the exhaust air duct
Room schedule Laboratories
Clear room height	On the ground floor and on the upper floors up to the bare ceiling as well as existing, in areas of building services installations could also be lower
Clear room height under technical installations	At least 2.75 m in the laboratory furniture area. In individual cases, this height may fall below in the area of intersections in coordination with the laboratory planning.
Screed	The ceiling load on the raw ceiling is 500 kg/m2; in some areas on the cavity floor with screed 500kg/m2.
Floor covering	Floor covering as vinyl sheet material, welded waterproof, tub design
Interior walls	Interior walls in dry construction with double planking on both sides
Windows in inner walls	None
Wall covering	Wet washable and wipe resistant latex coating, white
Ceiling cladding	Raw ceiling visible, painted, technical installations a.P.
Interior door	Plastic-coated wooden door as laboratory door with glass cut-out, e.g. 20x120 cm
Special equipment doors	None

Electric lighting	Suspended pendant LED lights Illuminance: 500 lux at the workplace light control via on/off switch
Electrical outlet	At the door: 1 single socket outlet Cable duct or wall installation 1 double socket per workstation Electrical data see current balance
Sun protection glare shield	External Venetian blinds, room by room driven, operation with rocker sun protection glare shield switch Internal glare protection not provided
Electrical IT	IT cabling: see page 18. Dimensions according to power balance, electrical IT arrangement acc. to planning
Heating	Radiators in the window parapet area Control via room thermostat Design temperature 20°C
Cooling system	Room-related circulating air cooling according to performance balance Room by room control of the target temperature via push buttons
Ventilation system
Mechanical aeration and ventilation system, for the laboratory rooms including hazardous material cabinets, air exchange according to power balance.
Exhaust air system for acid and alkali cabinets and digesters, measures according to power balance, arrangement according to planning

Sanitary facilities
Emergency showers where required, drains close to the floor for laboratory units as well as laboratory and drinking water supply lines in accordance with power balance, arrangement in accordance with planning No floor drains (gullies)

Room schedules EDP rooms
General information	Water-carrying lines must be avoided, exceptions only cooling water and drainage of condensation for room cooling
Clear room height	As per existing inventory
Screed	The ceiling load on the raw ceiling is 500 kg/m2; in some areas on the cavity floor with screed 500kg/m2.
Floor covering	PVC conductive
Interior walls	Interior walls in dry construction with double planking on both sides in fire protection quality F90
Windows in inner walls	None
Wall covering	Wipe-resistant dispersion coating, white
Ceiling cladding	None. Raw ceiling with fire protection quality Raw ceiling with fire protection quality F90
Interior door	Plastic-coated wooden door in fire protection quality T30
Special equipment doors	None
Electric lighting	Surface-mounted louvrelights LED illuminance: 300 lux Light control via on/off switch
Electrical outlet	At the door: 1 single socket outlet; additionally 2 SCHUKO double sockets
Sun protection glare shield	No sun protection Internal anti-glare protection not provided
Electrical IT	Active components by tenants
Heating	No heating surfaces as planned unless the hear requirement calculation indicates otherwise
Cooling system
Room-related circulating air cooling to power balance.
Circulating air cooling units as ceiling-wall units placed so that no dripping water can fall on the EDP installations even in the vent of leakage of the cooling water or condensation.

Ventilation system	None

3.    Building description office and laboratory building

3.1.    Facades/ windows
According to inventory and inspection on site. On the ground floor, the main entrance shall be built via the facade in rental area 11 and the goods entrance for the tenant in rental area 14. These entrances will be become as double-wing door systems in the facade.
3.2.    Sun protection systems
Solar shading equipped with electrically operated external solar shading on the standard facade. Internal glare protection: None provided.
3.3.    Interior walls, interior doors
Interior walls
Load-bearing inner wall, solid plastered or smoothed, quality Q2, painted
Partition wall for rented space Interior wall: Design according to requirements Fire protection certificate surface finish Q2, painted
Interior wall as partition wall
GK stud walls double planked on both sides, according to sound insulation requirements, from OK screed to UK raw ceiling, surface finish Q2; corridor walls in F30 design up to UK. Raw ceiling.
In some cases, the tenant may consider window elements next to the door in the size 60 x 200 cm during planning. Number of window elements maximum 40 pieces. All-glass partition walls can be offered to the tenant on request at corresponding additional costs.
Interior walls and doors are constructed in accordance with the requirements of Supplement 2 to DIN 4109 for normal sound insulation for normal office use . The meeting and executive offices receive increased sound insulation in accordance with DIN 4109 Supplement 2.

WC partitions, surface tiled or painted according to existing inventory
Interior doors
Interior doors (fire or rental area partition wall)
Implementation according to fire protection expert opinion and according to inventory available.
Interior doors fire compartments implementation according to fire protection certificate as aluminum glass door. These doors can be equipped with a locking device within the rental area, at the tenant’s request.
Interior doors Office corridors Doors in metal frame construction, lacquered, with glass filling. Implementation according to fire protection certificate
Interior doors offices wooden door leaves or tubular frame doors, according to the Skygate building equipment, steel frames painted, approximately 1.01m x 2.135m, pre-equipped for tenant locking system (profile cylinder). Wall or floor door buffers protect the door or hinged components. Surface HPL.
At the tenant’s request, the office doors can also be partially designed as all-glass doors. The sound insulation is not guaranteed with an all-glass door. Surcharge per door: 400 €/door
Interior doors Laboratories: as office doors, but with glass cut-out 20x120 cm, shell dimensions 1.13 x 2.135 m
Interior doors Technical rooms or electrical rooms Sheet metal doors as above in accordance with fire protection and sound insulation requirements.
Doors that must be designed as escape doors are fitted with a special escape door lock.
3.4.    Ceiling claddings
Office corridor: Smoothed concrete ceiling or suspended GK ceiling, painted white
Offices: Smooth concrete ceiling painted white or suspended grid ceiling 62.5 x 62.5 cm
Meeting rooms: perforated plasterboard ceiling, painted white
Laboratory corridor: concrete ceiling as existing, painted white

Laboratories: concrete ceiling as existing, painted white
Technical rooms from ground floor/plaster rooms: concrete ceiling as existing, painted white
WC, kitchenette: Suspended plasterboard ceiling, painted white
3.5.    Floor structures
Floor:
In the hallways raised floors, in the office areas hollow floors.
Floor load p = 350 kg/m2/qm Permissible area load
The ceiling load on the raw ceiling is 500 kg/m2; in some areas on the cavity floor with screed 500kg/m2.
Floor tiles WCs, cleaning room: Ceramic tiles
Floor covering office space/ corridor/ entrance area: Office and corridor areas with high-quality carpet, “industrial-strength” durability, suitable for wheelchairs, fully glued, new, property quality, antistatic, selection from the landlord’s sample collection. The wall edges are made with suitable skirting depending on the type of covering, with linked or cut edge.
Floor covering tea kitchens: Kitchenettes and archives with linoleum or PVC flooring, selected from the landlord’s sample collection. The wall connection can be made, at the tenant’s option, either with a standing base made of the same material or with wooden skirting.
Server room flooring: PVC flooring can be used, selection from the landlord’s sample collection. Wall connection with pedestal made of the same material.

Laboratory floor coverings
The floor covering as sheet material, e.g. Gerflor Mipolam or equivalent, is suitable for heavy use, approx. 2 mm thick with surface coating, slip resistance class at least R9, chemical resistance according to EN ISO 26987 against acids and alkalis in higher concentration, very good resistance and is glued over the entire surface. All joints are welded watertight. Floor bases are processed through watertight grouting material of the same chemical resistance. The wall connection in the laboratory is made as a hollow base with an elevation of at least 8 cm on the wall (tub formation) and welded watertight. In laboratory rooms and laboratory hallways, a pedestal must be used instead of the standard concave base in wall niches used to accommodate cabinets, etc. In other adjoining rooms with PVC flooring, a suitable PVC core skirting is used.
3.6.    Interior paints
WC-anterooms/ WC-rooms: tiles according to existing inventory
Kitchenette/ cleaning rooms: washable paint or splash guard in the work area
Offices/ corridors/ ancillary rooms/ columns/ lintels: Opaque, white paint with matt dispersion paint
Steel and metal surfaces: Synthetic resin paint, satin gloss, paint according to inventory
Laboratory: latex coating, wipe-resistant and waterproof
3.7.    Thermal insulation facade
As existing
3.8.    Sound insulation facade
As existing
3.9.    Signposting
Escape route lighting according to regulations, escape and escape route plans
3.10.    Markings
All markings in the building of fall-prone locations, lifts or other technical components that must be sufficiently marked.
3.11.    Outside/terrace areas
The landlord will construct the terrace area according to the plans as an attachment to the rental agreement and the standard previously used in the property, subject to official approval.
At a suitable location in the outside facility on the ground floor, the tenant may set up a gas cylinder storage facility as well as a cylinder bundling facility for pressurized gas cylinders including housing and lay an underground pipe into the building. The transition must be made in accordance with the established rules of technology.
4.    Technical building services equipment

4.1.    General information
Standards
All technical building installations are carried out in accordance with the valid DIN / EN standards, VDI and VDE guidelines, public regulations and workplace guidelines. The technical building planning is outlined by an engineering office for building services engineering. In addition to the scope of services owed by the landlord, the tenant has the opportunity to define higher requirements for the security of supply and availability of the technical systems. The tenant must notify the landlord of these in reasonable time. The issues are discussed with the planning team and completion date agreed. If this results in additional costs, these shall be borne by the tenant.
All systems are marked according to DIN 2403 and 13779. The marking clearly shows the medium and flow direction.
The revision documents are in 1 copy with the following contents:

•	safety instructions

•	supplier directory

•	Maintenance intervals and regulations

•	Spare and wear parts list

•	Plant diagrams and/or detailed functional descriptions

•	Implementation planning / Installation plans

•	circuit diagrams

•	Maintenance contract offer of the installation company
The revision plans are handed over to the tenant once as multicolored printouts and on CD-ROM as *.dwg and pdf files.
In the technical rooms, the respective diagrams are displayed in welded foil.
A one-off briefing on the technical installations is included in the scope of services.
All transfer points of the technical installations, as far as described in the building description, are located within the rooms in the setting area of the respective (laboratory) facilities. The number of handover points is determined by the performance report.
The arrangement shall be in accordance with the room planning to be submitted by the tenant.
All necessary fire protection feedthroughs and isolations are included in the services required as per the building description.
The landlord is aware that with the transfer of the rental space, the tenant will bring in various technical equipment, instruments, furniture, etc. (referred to as furnishings) are brought in. Priority is given to the transportation of the furniture via the existing goods elevator. If partial components or furniture cannot be brought in via the goods elevator, the landlord shall create provisional openings. For this purpose, the position and the implementation will be agreed upon in advance. The number shall be reduced to a minimum.
4.2.    Water and waste water installations
The water supply system, including the necessary condensation water insulation, is designed as a connection from the water transfer point to the sanitary facilities. The materials used for pipes and fittings are selected according to the water quality.
In the laboratory area, drinking water (for eye washes, emergency showers, possibly also for hygienic washbasins) and laboratory water supply (laboratory washbasins and laboratory equipment) are installed in a separate pipe system, number of connections according to the performance balance including safety fittings for hazard class or liquid category 5 according to DIN EN 1717 as required.
Laboratory and drinking water supply lines are pre-equipped from the raw ceiling and end at the transfer point with shut-off valve and “1/2” internal thread approx. 2.9 m above OKFFB with distance pipe center from the wall = 25 mm unless otherwise noted according to connection list and CAD connection planning. The connection of laboratory furniture and equipment is not included in the scope of services of the landlord.
Emergency showers, layout and number according to laboratory guidelines and laboratory planning, including connection to the drinking water system, ready for operation according to laboratory guidelines, positioning according to alignment to be carried out, with installation above doors pull lever on the opening door side.
The following hot water supply is provided:

•	Decentralized for washbasin systems as instantaneous water heaters

•	Decentralized for sink systems as instantaneous water heaters
Please refer to the architectural plans for the number and layout of sanitary items. Additionally, all sanitary items within the buildings are listed below:
The quality of the sanitary items as far as these are newly erected (white) and fittings (chrome-plated) corresponds to the basic series of the manufacturers, otherwise as existing:

•	WC systems are designed as wall-mounted washdown toilets with flush-mounted cisterns using water-saving flushing technology, seat, lid, toilet brush and plastic paper roll holder.

•
washbasins incl. washbasin system are designed. This includes a chrome-plated single-lever mixer tap, a wall-mounted soap dispenser and a crystal rectangular mirror which is the width of the washbasin.

•	Urinals in water-saving 1l flushing technology are wall mounted with a pressure flush valve

•	Emergency shower for wall mounting surface-mounted, with shower head 90°, number and layout according to planning and Requirement of the GAA

•
The connection of small kitchens includes a cold water supply line with corner valve, an under-table unit and a waste water connection, without delivery and installation of the sink. Kitchens are not included in the scope of delivery of the landlord.

The landlord shall produce 4 shower facilities (2 showers each for women and men) according to the tenant’s specifications (consisting of shower tray, including partition, washbasin, walls tiled only where necessary).
Between the sanitary items and the ground pipes, a drainage system consisting of hot water resistant drainage pipes made of PE-HD is installed. The connection is made with electrofusion couplings or by mirror welding. For the laboratory water and other waste water, two separate systems are installed and combined in the basement before the construction of the house.
Sewer connection points, drainage pipes as floor or wall drains: On site ending with PE-HD plug-in socket DN-56 (outside diameter 56 mm), floor drains 90 mm above OKFFB, center from the wall = 95 mm, wall drainage center 120 mm above OKFFB with board from the wall = 95 mm in front of the wall, unless stated otherwise according to CAD connection planning. The location of the processes depends on the laboratory planning, number of connections according to the performance report. In the event that more work is to be carried out, in accordance with the tenant planning to be submitted, a uniform unit price of EUR 600 net per unit shall be determined for the settlement of the corresponding additional costs.
The connection of laboratory furniture and equipment is not within the scope of services of the landlord.
Sprinkler system
None

4.3.    Heat supply installations
Requirements for internal temperatures
The target internal temperatures of the individual rooms are determined according to DIN EN 12831 without surcharges for heating times and VDI 6030, performance level 1, according to the designated use.
The design temperatures are determined from the data room?.
Heating and cooling are controlled room by room via room thermostats with automatic interlocking of heating and cooling. Combined flow and return distributor with control circuits for radiators and dynamic heating of the supply air for a ventilation capacity according to the performance report, reserve connection socket.
The essential operating parameters of the systems are monitored by MSR technology with operating and fault messages.
Heat production facilities
District heating / room heating surfaces in offices, laboratory and social area
Offices:
Static radiators, usually mounted on the outer facade, painted white
Tenant-related billing through central heat quantity meters or evaporation meters within the rental areas at the radiators
The general areas are counted separately and accounted for on a pay-as-you-go basis
4.4.    Ventilation systems in laboratories, offices, meeting and social rooms
Please refer to the data room? to find out which type of ventilation is used.
Ventilation System
Internal offices (e.g. archive areas), WC rooms and kitchenettes with mechanical ventilation
Air ventilation via windows
In the case of air ventilation via windows, the tenant / user is responsible for ensuring that sufficient ventilation is provided. The landlord has pointed out that incorrect ventilation actions which do not comply with the ASR can lead to damage (e.g. mold growth) to the building and to increased energy consumption.
Mechanical aeration and ventilation system

The ventilation systems are designed as combined supply and return air systems for the supply of fresh air and return air for meeting, laboratory and function rooms in accordance with the performance report and the air changes and special connections defined there, e.g. for digesters and extraction points as well as permanent return air connections, e.g. for hazardous substance and compressed gas container cabinets. The layout of the ventilation units is visibly planned on the roof. The outer surface of the ventilation unit is made of galvanized sheet steel. The essential operating parameters of the systems are monitored by means of MSR technology with operating and fault messages at the control cabinet of the central systems.

The supply air treatment consists mainly of filters, heat recovery, heater, cooler, fan. The ventilation machines are controlled by frequency converters, which, among other things, permit automatic pressure control. Automatically controlled heat recovery has an efficiency of at least 60% and a density better than 1% (e.g. recuperative cross-flow plate heat exchanger). Due to the design of the system, in particular the layout of the fans, the transfer of exhaust air into the supply air due to design-related leaks in the heat recovery system, is minimized or excluded. The supply air is filtered centrally in the ventilation unit (EU 7), at the unit outlet with a filter of class min. EU 9. Finally, it is filtered and received into the rooms. The filters of the ventilation unit may be subjected to a maximum of the mean value of the manufacturer’s recommendation per entire filter cell, so that a reserve of the ventilation unit is included. Manual room wise readjustment possibility to changing volume flow overall according to performance reporting. The supply air cooling must be designed in such a way that a temperature control to 21°C supply air temperature at + 32°C outside temperature can be guaranteed, plus special charges of the start-up phase. The supply air temperature and the set values for the pressure control applied to the supply and return air machines can be set centrally on the system. The desired air volumes are maintained by pressure-dependent control of the supply and return air machines in conjunction with variable volume flow controllers for supply and return air. Note: Clean room conditions cannot be guaranteed with these ventilation systems. This requires higher air exchange rates, higher filter qualities, defined pressure conditions, air locks, etc. These additional capacities are not taken into account.

The ventilation ducts consist of galvanized sheet steel (supply air in general and exhaust air in office areas) or PPS (exhaust air in laboratory areas) and are routed through and in areas with false ceilings in the suspended ceiling. Fire dampers with limit switches are provided at all entrances through fire walls and shaft walls. Supply air ducts in the suspended ceiling are insulated as required. Air outlets in the basic color are installed in suspended ceilings.

The control with regard to individual rooms must be provided room by room with the required number of variable supply and return air volume flow controllers in accordance with the performance report; the requirement for 24h return air is taken into account accordingly. Extractor vents are connected via variable volumetric flow controllers, which are mounted on the tenant side with the extractor vents and provide a suitable analogue signal for the on-site room air balance compensation via the extractor vent control. In rooms with exhaust air, the room extract air is discharged proportionally via the extractor vents, depending on the operating status of the extractor vents; the exhaust and supply air is readjusted as required via individual or group controllers. The MSR including the necessary cabling is provided by the landlord. Safety cabinets (acid-alkaline, gas, general hazardous substances, etc.) are equipped with a constant volume flow controller (mechanical). The supply and exhaust air outlets are equipped with terminal outlets or filter boxes or device connections for digesters, extraction points. In the laboratory area, the exhaust air duct system is routed up to 1 m to the installation point of digesters, hazardous goods cabinets, extraction point units and other inlets, including volume flow controller and downstream sound absorber. Usage requirements within +/- 30% of the design case can be readjusted via constant and variable volume flow controllers. In order to avoid flow noise in the duct system, the cross-sectional calculations / hydraulic radii of the duct system should normally be based on a maximum flow velocity of 4.5 m/s (maximum permissible sound level in the room according to DIN 1946). In meeting rooms, the ventilation capacity is automatically controlled by carbon dioxide sensors in the exhaust air duct via variable volume flow controllers in supply and exhaust air according to demand.

The design of the complete duct system including all installation parts such as fire dampers, variable and constant volume flow controllers, sound absorbers as well as supply and exhaust air outlets with terminal filter boxes or textile hoses is based on the room air changes including control and associated cabling. Duct design and duct routing as well as positions and type of inlets and outlets are agreed with the tenant in the course of implementation planning. In the laboratory area, exhaust air ducts for connection points of the laboratory equipment (digesters, hazardous material cabinets, extraction points, etc.) including volume flow controller are brought up to the installation point. Ventilation connections to the laboratory equipment are provided as flexible connections, e.g. PVC flexible hoses. The device connection of the laboratory furniture is not included and is carried out by the tenant himself.
The room ventilation of the internal WC rooms, showers and cleaning agent rooms is carried out either by the ventilation systems described above or by individual room ventilators or roof exhaust fans and exhaust disc valves arranged in strands. Supply air tracking partly via doors and access corridors.
4.5.    Cooling systems
The cooling systems are composed of a refrigeration generator, a primary circuit, re-cooling and a secondary circuit as cooling water circuit with design according to technical and economic criteria in the course of planning to 6/12°C or 10/16°C and circulating air cooling units as well as process refrigeration connections according to performance report. The plants must be equipped to use free cooling in the cold season (heat exchangers, circulating pumps, control valves, etc.). The essential operating parameters of the plants are monitored by MSR technology with operating and fault messages. Chillers are planned as chillers with compression chillers to provide the cooling energy according to the performance report. Circulating air cooling for all rooms with heat loads according to the technical data room? via cooling water supply (with condensation water insulation), including electrical connection. Ceiling circulating air cooling units, in areas with false ceiling as cassette units in the grid dimension of the false ceiling, in laboratory areas and areas without false ceiling via suspended false ceiling circulating air cooling units. Circulating air cooling units consisting of air/refrigerant medium heat exchanger, fan, condensation collecting tray with condensation pump and ventilation outlet. Control via valve with thermoelectric actuator and multi-stage fan. The condensation produced is collected via a central pipe system and is disposed of via a waste water connection.

Control by self-sufficient room operating units for room by room control of the circulating air units and heating surfaces with automatic interlocking of heating and cooling against each other. Positions and discharge direction of the circulating air cooling units according to the coordination to be carried out. Design according to power performance.
4.6.    Air conditioning systems
No humidification and dehumidification systems, clean rooms etc. are provided.
4.7.    Building control technology, building Automation
Regulation and control are provided by a digital control system widely introduced on the market without the use of additional network drivers (e.g. control center). Individual data points are combined in an information focal point (ISP). Operation of the individual stations in German plain text without additional operating devices (e.g. laptop).

In general, all functions and components of the building services engineering for which significant functional or safety restrictions with regard to the tenant’s business operations can be assumed in the event of a malfunction are monitored, automatically centrally recorded and provided in a form that allows both automatic reporting to control centers or technical service providers and remote access for closer diagnosis.

Control functions:
Control and regulation for the various technical building systems, e.g. static heating circuits, ventilation systems.

The currently measured outdoor temperature is used as the reference variable for heating circuit control. With weather-compensated control, the appropriate flow temperature is determined from the measured value for the outdoor temperature using a heating curve. This in turn serves as the setpoint for the heat generator.

The MSR-technical connection and control of the variable volumetric flow controllers provide a night and weekend reduction of the ventilation capacity for economical operation of the TGA. In normal or working day operation, the air exchange rate specified in the power report for each room is achieved. In reduced operation, a reduction of the room air exchange rate to approximately half of the design case is planned. Both the exact times and the proportion of the reduction can be centrally programmed via the MSR. The ventilation is controlled zone by zone, a lowering by the automatic control can be manually overridden zone by zone if work has to be carried out in laboratory areas during the reduction. If one or more fume vents (digesters) are installed within a zone, it may be necessary to switch the entire zone to normal operation when using the fume vent.
Through the central supply air conditioning, each ventilation system conveys supply air of the same temperature and humidity into all mechanically ventilated rooms; controlled humidification and dehumidification is not provided. Room air changes in individual rooms can be adapted to changing usage requirements in the central MSR. The temperature control of all rooms with heating and/or cooling can be controlled room by room.
4.8.    High voltage installations
Medium-voltage installation
Energy is supplied from the medium-voltage grid of the responsible energy supply company.
For the energy demand of the property, the following assumption has been made according to the assessment.
l Required total output per rental unit 90 kVA.
l Total output required for the total rental space approx. 1.1 MVA.
Low voltage main distribution
The 230/400 V low-voltage power supply system is designed as a TN-S system according to IEC or VDE in order to achieve a PE system free of operating return currents. The only connection between N and PE is made in the low-voltage main distribution board. Connections at other points are not permitted. All distributors are equipped with a 5-bar system, whereby the N-bar is mounted insulated from the housing and the PE-bar is not insulated.
All power supply cables must be designed as 3-wire cables for 1-phase alternating current, as 4-wire cables for connections without neutral conductor, and as 5-wire cables for 3-phase three-phase current.
A main meter distribution is carried out according to the power balance. Tenant electricity as well as electricity for ventilation systems, refrigeration systems and other building services is recorded via separate transformer measurement.
General electrical installation
The sub-distributions are supplied directly from the main distribution. The cross-sections are measured according to the voltage drop, the permissible current load and the nominal short-circuit current in accordance with the applicable regulations. Plastic-insulated types (NYY, NAYY, NYM) are provided as cables. In general, a room reserve of 20 % is maintained in the sub-distributions. All incoming and outgoing cables are labelled on the distribution board and on the consumers. Each sub-distribution board is equipped with an isolating switch. The cabling for all devices and systems described here in the scope of services of the landlord, including the building control system, is included in the scope of delivery.
The supply of workplaces in offices and conference rooms is carried out via floor electrants (floor tank) connected on the power side with a provision of space for the installation of low-voltage sockets on the tenant side.
Each floor tank has two double sockets NN/NE, one switchable socket and four empty sockets for EDP/telephone/intercom system. 1 switch and 1 socket at each office entrance. Blind switch for electrical sun protection, on the façade side.
In the corridors every 15 m a piece of lighting button and socket.
Emergency power supply for the following safety systems:

Fire alarm system, smoke extraction system, safety lighting

A door intercom at the entrance to the building as well as at the office entrance of the respective floor with speech path to the desk intercom in the secretary’s office will be provided.
General electrical installation in laboratory areas
The connection planning for laboratories is based on the fact that the main route runs all the way along the facade and a potential equalization ring line is laid all the way along the route with the feed points for the laboratory equipment. The laying of cables in the laboratories takes place on plaster in cable trays, cable ducts and in PVC pipes. The development of the laboratory tables is primarily planned via power connections 400 V / 32 A from the ceiling to the transfer points and with the excess length according to the tenant planning. An adequate line reserve is taken into account. The connection from the ceiling to the laboratory table including connection is part of the scope of services of the equipment supplier (tenant) . In the entire laboratory area of the rental areas, main supply lines to the tenant’s laboratory equipment (5x6mm2 power protection fuse to 32A in the UV) and equipotential bonding lines (1x6mm2) are provided in the respective quantities in accordance with the performance balance (plus electrical connections of the server rooms).
In the event that more or less execution takes place in accordance with the tenant planning to be submitted, a uniform unit price of EUR 320.00 net per unit shall be determined for the settlement of the corresponding additional or reduced costs. For each fume vent / digestorium according to the performance balance, an additional 1 pc. 3x2.5 qmm supply line is provided as a separate power supply for the fume vent control as well as MSR lines as required for room air balance compensation of the variable fume vent exhaust air. Each hazardous material cabinet in accordance with the power balance is equipped with a PA connection.
General electrical installation in office and social areas
In office and social areas, installations are always made under plaster. The piping systems are laid in the partition walls or in empty conduits. In the ceiling cavity above suspended ceilings, installation is undertaken in collective fixings. All data and Schuko sockets of the basic supply in the office area are designed with excess cable length in such a way that the sockets can later be moved by a grid to the nearest supply unit in both directions without changing the cabling. In the office and conference rooms, Schuko sockets must always be grouped together with the data sockets unless otherwise specified in individual cases.
Switches and sockets are installed in the standard program RAL 9010 (pure white). Please refer to the data room? for the equipment level.
Partly floor tanks, wall installation and cable ducts.
The following connections are provided in kitchenettes: Switchable workplace lighting, two double socket work sockets 230 V each, 230 V / 16 A connections for a microwave, a refrigerator, a dishwasher, a 400 V / 16 A connection for a stove and a 400 V / 20 A connection for a continuous flow heater.
Interior lighting
Only LED lighting types are used. The switching takes place room by room in groups via series switches.

Offices: In the office areas floor lights or louvre LED lights, direct/indirect distribution Pro office, a series switch on the corridor wall.
Ceiling surface-mounted luminaires in the corridors.
The WC facilities and kitchenettes are fitted with flush-mounted lights in the suspended ceiling, at the landlord’s choice.
Ancillary rooms: Surface-mounted ceiling lights
Laboratory lights: Suspended lights of protection class IP 54
Safety lighting
If a safety lighting system for escape and rescue routes is required according to LBO, ASR or fire protection concept, it is designed in accordance with VDE 108, DIN VDE EN 12464-1. Escape routes are marked using escape sign lights. Safety lighting with a minimum illuminance of 1 lux is provided in all escape and rescue routes.
Increased illuminance is not provided for workplaces with special hazards.
Uninterruptible power supply
A UPS system and the corresponding distribution network are not included in the landlord’s offer.
Reactive current compensation
Reactive current compensation devices are not included in the landlord’s offer.
Maximum monitoring systems
Maximum monitoring facilities are not included in the landlord’s offer.
4.9.    Low-current installations
Fire alarm system
The installation of a fire alarm system according to VDI 0833 and DIN 14675 according to fire protection concept and building permit. If necessary, a two alarm or two-group dependency is considered for selected rooms with high steam load (autoclaves of the rinsing and media kitchens).
The system includes automatic detection in the building by optical smoke detectors or thermal smoke detectors. Push-button detectors are installed at appropriate intervals. The alarm is triggered by sirens in the building. Smoke aspiration systems are not included in the scope of services.
When designing the fire alarm system, the client assumes that the rooms will not be subject to increased requirements for the fire alarm system in accordance with DIN VDE 0833 Part 2, Appendix A, e.g. data processing systems. Possibly required equipment monitoring and protection systems according to DIN VDE 0833 Part 2 Annex A are not included in the scope of services. BOS radio systems are also not included in the scope of services.
The planning and execution of the fire alarm system is based on the specifications of the fire protection expert in coordination with the responsible authority.
The fire alarm system is designed for the operation of a standardly equipped laboratory and the associated functional rooms.
Telephone wiring
The server rooms are connected from the central transfer point of Telekom in the basement via a multi-core copper cable (20 DA) to the sub-distributor of the respective rental area.
Transmission networks (IT cabling)

For each rental area a central LAN cabinet with star-shaped structured cabling (CAT 7), separated for each rental area, is provided to the workstations. During the layout appropriate route reserves are considered. The central LAN cabinets will be equipped with the required passive components, will receive electrical supply lines according to the planning and will be connected via optical fiber (FO) 24 fibers 12x SC Duplex and 50 DA I-Y(ST)Y to each other as well as to all server rooms and to the outside - if necessary via the house connection room. In addition to the sub-distribution of the rental areas, two server rooms are planned in the rental areas, which will also be connected to each other via optical fiber (FO) 24 fibers 12x SC Duplex. For the rental areas, the double socket RJ45 is included in quantities according to the performance balance (double socket means a socket with two connections).
The data network will be handed over ready for operation including measurement reports of all lines. In the laboratory equipment, empty boxes and installation paths are provided on the furnishing side for the installation of the data boxes. For the installation in laboratory equipment, the corresponding supply lines from the raw ceiling at the access point of the laboratory line must be prepared, this must be coordinated, as a rule this is the transfer point determined for the main electrical supply line of the respective line (5 x 6 qmm supply line). The excess cable length from the raw ceiling at the access point for boxes to be placed in the laboratory equipment is 5 m plus the horizontal distance within the line from the access point to the specified position of the data box.
In the event that more or fewer sockets are to be used in accordance with the tenant planning to be submitted, a uniform unit price of EUR 340.00 net per double socket (all materials and services including installation, trade fairs and patch field share) shall be determined for the settlement of the corresponding additional or reduced costs.
According to EN 50173, surge protection is not part of service neutral cabling. It is therefore not part of the scope of services. If required, the surge protection can be provided by the system operator.
Active components (servers, hubs, UPS etc.) are not part of the offer.
Intercom system
The building will be equipped with an intercom system. All rings and intercoms will be prepared for connection to the tenant’s telephone system including lines to the server rooms.
Locking system
The building, at least all regular building entrances including underground car park will be equipped with the locking system already existing in the building. The entrances to the rental areas and the doors to be locked within the rental areas will be equipped by the tenant with an electronic, programmable locking system e.g. from Simons Voss and in accordance with the fire protection certificate.
The tenant receives one transponder/chip card per pitch
Electroacoustic systems
Electroacoustic systems are not included in the offer of the landlord.
Time service equipment
Time setting systems are not included in the landlord’s offer.
4.10.    Usage-specific installations
The Landlord shall integrate user-specific facilities into the construction process and consider them in the planning, provided that the tenant submits the relevant information and plans in due time and the tenant releases them for construction. User-specific facilities remain the property of the tenant during the rental period.
Supply systems with technical or laboratory gases
One or, according to planning requirements, two double bundling stations to supply some laboratory areas with gaseous CO2 are planned for execution. Since the supply network of this plant(s) can probably only be sufficiently defined in the course of tenant planning after conclusion of the lease, these plant(s) are not included in the scope of services of the landlord, but are offered to the tenant for execution as an additional service against corresponding construction costs after sufficient planning progress. At the request of the tenant, the tenant is granted the option of having these facilities executed on his own behalf. Irrespective of this, the plants are taken into account in the planning from the outset to the extent that a suitable installation location for these plants, together with the required shaft occupancy and routing in the laboratory areas, is provided and kept free by the landlord.
Additionally, the tenant is planning local supply solutions for additional gases, including oxygen and nitrogen, in several laboratory areas. These are expected to be installed by the tenant as part of the laboratory equipment. The installations, in particular static loads for the placement of the corresponding hazardous material cabinets as well as the routing of the supply lines will be agreed between the landlord and tenant in the course of the implementation planning.
Compressed air systems
It is expected that a central supply of compressed air will be provided in at least one, possibly several laboratory areas. Since the performance-related design and the supply network of this system(s) can probably only be sufficiently defined in the course of tenant planning after conclusion of the lease, these systems are not included in the scope of services of the landlord, but will be offered to the tenant for execution as an additional service against corresponding construction costs after sufficient planning progress. At the option of the tenant, the tenant is granted the option of having these facilities executed on his own behalf.
Water treatment systems
One or, according to planning requirements, several water treatment plants, presumably consisting of double softening stage, reverse osmosis and residual softening by electrodeonization or mixed bed ion exchanger, pressureless buffer storage tank, (double) pump station, ring line with UV or ozone sterilization and ultra-fine filtration, are planned for construction. Since the performance-related design and the supply network of this system(s) can probably only be sufficiently defined in the course of tenant planning after conclusion of the rental agreement, these systems are not included in the scope of services of the landlord, but will be offered to the tenant for execution as an additional service against corresponding construction costs after sufficient planning progress. At the option of the tenant, the tenant is granted the option of having these facilities executed on his own behalf. Irrespective of this, the facilities are taken into account from the outset in terms of planning, to the extent that a suitable installation location for these facilities, together with the necessary shaft occupancy and routing in the laboratory areas, is provided and kept available by the landlord.
There are no usage-specific systems (compressed air supply, vacuum systems, technical gases, etc.) owed by the landlord.
Own power supply systems, emergency power supply system
An emergency power supply system (NEA) for supplying selected consumers is planned for execution. Since the performance-related design and the supply network of this system can probably only be sufficiently defined in the course of tenant planning after conclusion of the lease, this system is not included in the scope of services of the landlord, but will be offered to the tenant for execution as an additional service against corresponding construction costs after sufficient planning progress. At the tenant’s request, the tenant is granted the option of having these facilities carried out under his own contract. Irrespective of this, the system is taken into account in the planning from the outset to the extent that a suitable installation location for the system is proposed and kept available by the landlord.
Beyond this, no use-specific assets are owed by the landlord.
Sampling
A sampling date for the visible products such as switches, lamps, carpets, PVC etc. installed within the rental area is agreed upon. Two weeks before this date, the corresponding products and sample folders will be made available to the tenant. The release for sampling must be given two weeks after this date.

List of makes

Component	Product offered (if not determined by stock)
Sanitary engineering
5-l storage tank/flow heater	Clage, Stiebel-Eltron, Siemens, Vaillant or equivalent
ceramics	Keramag, Duravit, Ideal Standard or equivalent
installation elements	Geberit, Grohe, Burda, Mepa or equivalent
accessories	Hewi, Pressalit, CWS, Hasco, or equivalent
extraction valves	Hansa, Grohe, Ideal-Standard, Rotter or equivalent
corner valves	Schell, Seppelfricke or equivalent
Other fittings	Kemper, Oventrop, Heimeier or equivalent
drinking water pipes	Geberit Mepla, Geberit Mapress, Wavin, Rehau, Friatec or equivalent
sewage pipe	Wavin, Geberit, Düker, Saint-Gobain or equivalent
floor drains	Viega, Dallmer, Passavant or equivalent
fire seals	Doyma, Hauff, Rockwool or equivalent
filters, softening, UV disinfection, reverse osmosis	Berkefeld, BWT, Grünbeck, Judo or equivalent
quick connector	Rectus, Schneider or equivalent
Air conditioning/ventilation technology
exhaust fans	Rosenberg, Helios, Maico, Gebhardt, TLT or equivalent
regulation	Siemens, Kieback & Peter or equivalent
air diffusers	Schako, Strulik, Trox, Wildeboer or equivalent
circulating air cooling units	Airwell, Kampmann, Sabiana or equivalent
chiller	MTA, Airwell, GEA, Daikin or equivalent
cold water insulation	Armaflex, Nmc or equivalent
Heating engineering
district heating station	PeWo, Ewers, TGA Wittenberg or equivalent
regulation	Viessmann, Buderus, Siemens, Kieback & Peter or equivalent
expansion tank	Reflex, Barnova or equivalent
fittings	Kemper, Oventrop, Heimeier, Danfoss or equivalent
pumps	Grundfos, WILO, KSB or equivalent
control valves	Samson, Siemens, Kieback & Peter or equivalent
compact radiators	DeLonghi, Concord, Kermi, Buderus or equivalent
Electrical engineering
electrical sub-distribution	ABB, Striebel + John or equivalent
laying systems	Niedax, Obo or equivalent
Cable	Helukabel, Dätwyler or equivalent
switch range	Busch-Jäger, Gira or equivalent
office / laboratory lighting	Ridi, Regiolux or equivalent
corridor lighting	Iguzzini, LTS or equivalent
stairwell lighting	Lightnet Masterplan A Square or equivalent
emergency staircase lighting	RZB or equivalent
bollard lights	RZB or equivalent
main entrance lighting	Iguzzini, Weef or equivalent

delivery lighting	Waldmann or equivalent
emergency lighting	Imotec, GAZ or equivalent
lightning protection	Dehn, Obo or equivalent
sunshade control	Warema or equivalent
fire alarm system	Bosch, Esser or equivalent
intercom system	Siedle, Ritto or equivalent

Exhibit 2.1 (f)

**Tenant planning Pieris Pharmaceuticals GmbH, balancing services RLT & Kalte, etc., technical room book**

BV Zeppelinstrasse 1-3, draft planning status, version of 10.09.2018

Contact person for questions: Dr. Hannes Simader under 0170-4596952 or hannes@simader-consulting.com

Change history:

07.04.-05.2018: First creation on the basis of current room list, area requirement derivation and room booking planning status

07.08.2018: Allocation to building components and rental units according to occupancy planning

10.03.-09.2018: Roomwise mass determination and general overhaul according to layout planning status (laboratory & office) from 10.02.-05.2018

Generally still current without consideration of:

Toilet cores incl. cleaning agents etc.

Staircases

Technical rooms within the rental areas

| Floor and Rental Unit | Room Designation | Surface m² | Height m | Volume m³ | Air exchange /h | Ventilation volume flow m³/h | Tabletop 530 m³/h Stk. | Tabletop 660 m³/h Stk. | Tabletop 790 m³/h Stk. | Tabletop 920 m³/h Stk. | Safety Cabinet Continuous Exhaust Air 30 m3/h Stk. | Safety Cabinet Continuous Exhaust Air 60 m3/h Stk. | Safety Cabinet Continuous Exhaust Air 120 m3/h Stk. | Point Extraction Exhaust Air Stk. | Other Special Exhaust m³/h | Volume Flow from AZ and 24h Exhaust Air m³/h | Volume Flow Rate Supply Air m³/h | Volume Flow Rate Exhaust Air m³/h |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Building part North-West | | | | | | | | | | | | | | | | | | |
| EG Rental Area 11 | | | | | | | | | | | | | | | | | | |
| | Entrance, Windfang | 26,0 | 2,8 | 72,8 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | Reception | 14,0 | 2,8 | 39,2 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | Backoffice | 23,0 | 2,8 | 64,4 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | First Aid Room | 18,0 | 2,8 | 50,4 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | Meeting L 1 | 33,0 | 2,8 | 92,4 | 4 | 370 | | | | | | | | | | 0 | 370 | 370 |
| | Storage, Printing | 13,0 | 3,3 | 42,9 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | Meeting S 1 | 20,0 | 2,8 | 56,0 | 4 | 224 | | | | | | | | | | 0 | 224 | 224 |
| | Meeting M | 26,0 | 2,8 | 72,8 | 4 | 291 | | | | | | | | | | 0 | 291 | 291 |
| | Meeting L 2 | 33,0 | 2,8 | 92,4 | 4 | 370 | | | | | | | | | | 0 | 370 | 370 |
| | Meeting S 2 | 20,0 | 2,8 | 56,0 | 4 | 224 | | | | | | | | | | 0 | 224 | 224 |
| | Library | 24,0 | 2,8 | 67,2 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | Project Space 1 | 29,0 | 2,8 | 81,2 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | Project Space 2 | 27,0 | 2,8 | 75,6 | 2 | 151 | | | | | | | | | | 0 | 151 | 151 |
| | Coffee Bar | 20,0 | 2,8 | 56,0 | 2 | 112 | | | | | | | | | | 0 | 112 | 112 |
| | Lounge | 44,0 | 2,8 | 123,2 | 2 | 246 | | | | | | | | | | 0 | 246 | 246 |
| | Phone Box 1 | 5,0 | 2,8 | 14,0 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | Phone Box 2 | 4,0 | 2,8 | 11,2 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | Corridor 1 | 150,0 | 2,8 | 420,0 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | Corridor 2 | 36,0 | 2,8 | 100,8 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | Shower M | 11,0 | 2,8 | 30,8 | 2 | 62 | | | | | | | | | | 0 | 62 | 62 |
| | Shower F | 11,0 | 2,8 | 30,8 | 2 | 62 | | | | | | | | | | 0 | 62 | 62 |
| | IO TA Team 1 | 32,0 | 2,8 | 89,6 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| | IO TA Team 2 | 33,0 | 2,8 | 92,4 | 0 | 0 | | | | | | | | | | 0 | 0 | 0 |
| Subtotal EG Rental Area 11 | | | | | | | | | | | | | | | | | 2111 | 2111 |

| Floor and Rental Unit | Room Designation | Inner Cooling Load (Office: 50 W/m², Labor: 90 W/m²) kW | Cooling Load due to Solar Input and Conduction kW | Additional Inner Cooling Load Device Waste Heat kW | Total Inner Cooling Load kW | Cooling Load Covered by Supply Air Cooling (Δt 2K) kW | Cooling Load to Cover by Air Recirculation kW | Circulating Air Cooler Stk. | Drinking Water Connection Cold Stk. | Laboratory Water Connection Cold Stk. | Wastewater Connection Stk. | Emergency Shower Stk. | Performance-Based (Office: 100 W/m², Labor: 200 W/m²) kW | Floor Tank with Standard Equipment Stk. | Electrical Other Supply Lines Stk. | Electrical Supply Lines 5x6 qmm Stk. | Potential Equalization Cables 1x6 qmm Stk. | Data Double Boxes RJ45 Stk. |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Building part North-West | | | | | | | | | | | | | | | | | | |
| EG Rental Area 11 | | | | | | | | | | | | | | | | | | |
| | Entrance, Windfang | 1,3 | 1,1 | 2,0 | 4,4 | 0,0 | 4,4 | 1 | | | | | 2,6 | 2 | 0 | 0 | 0 | 1 |
| | Reception | 0,7 | 0,4 | 0,0 | 1,1 | 0,0 | 1,1 | 1 | | | | | 1,4 | 2 | 0 | 0 | 0 | 2 |
| | Backoffice | 1,2 | 1,8 | 0,0 | 2,9 | 0,0 | 2,9 | 1 | | | | | 2,3 | 2 | 0 | 0 | 0 | 3 |
| | First Aid Room | 0,9 | 0,5 | 0,0 | 1,4 | 0,0 | 1,4 | 1 | 1 | | 1 | | 1,8 | 2 | 0 | 0 | 0 | 1 |
| | Meeting L 1 | 1,7 | 0,9 | 1,0 | 3,5 | 0,2 | 3,3 | 2 | | | | | 3,3 | 2 | 3 | 0 | 0 | 4 |
| | Storage, Printing | 0,7 | 0,3 | 0,0 | 1,0 | 0,0 | 1,0 | 1 | | | | | 1,3 | 2 | 0 | 0 | 0 | 2 |
| | Meeting S 1 | 1,0 | 0,5 | 0,0 | 1,5 | 0,1 | 1,4 | 1 | | | | | 2,0 | 2 | 3 | 0 | 0 | 2 |
| | Meeting M | 1,3 | 0,7 | 0,0 | 2,0 | 0,2 | 1,8 | 1 | | | | | 2,6 | 2 | 3 | 0 | 0 | 2 |
| | Meeting L 2 | 1,7 | 0,9 | 1,0 | 3,5 | 0,2 | 3,3 | 2 | | | | | 3,3 | 2 | 3 | 0 | 0 | 3 |
| | Meeting S 2 | 1,0 | 0,5 | 0,0 | 1,5 | 0,1 | 1,4 | 1 | | | | | 2,0 | 2 | 3 | 0 | 0 | 2 |
| | Library | 1,2 | 1,2 | 0,0 | 2,4 | 0,0 | 2,4 | 1 | | | | | 2,4 | 2 | 0 | 0 | 0 | 2 |
| | Project Space 1 | 1,5 | 1,5 | 0,0 | 2,9 | 0,0 | 2,9 | 1 | | | | | 2,9 | 2 | 0 | 0 | 0 | 7 |
| | Project Space 2 | 1,4 | 1,5 | 0,0 | 2,8 | 0,1 | 2,7 | 1 | | | | | 2,7 | 2 | 0 | 0 | 0 | 7 |
| | Coffee Bar | 1,0 | 0,5 | 0,0 | 1,5 | 0,1 | 1,4 | 1 | 2 | | 2 | | 2,0 | 1 | 1 | 0 | 0 | 2 |
| | Lounge | 2,2 | 0,0 | 0,0 | 2,2 | 0,2 | 2,0 | 1 | | | | | 4,4 | 5 | 0 | 0 | 0 | 2 |
| | Phone Box 1 | 0,3 | 0,0 | 0,0 | 0,3 | 0,0 | 0.3 | 0 | | | | | 0.5 | 1 | 0 | 0 | 0 | 1 |
| | Phone Box 2 | 0,2 | 0,0 | 0,0 | 0,2 | 0,0 | 0,2 | 0 | | | | | 0,4 | 1 | 0 | 0 | 0 | 1 |
| | Corridor 1 | 0,0 | 0,0 | 0,0 | 0,0 | 0,0 | 0,0 | 0 | | | | | 15,0 | 0 | 0 | 0 | 0 | 0 |
| | Corridor 2 | 0,0 | 0,0 | 0,0 | 0,0 | 0,0 | 0,0 | 0 | | | | | 3,6 | 0 | 0 | 0 | 0 | 0 |
| | Shower M | 0,0 | 0,0 | 0,0 | 0,0 | 0,0 | 0,0 | 0 | 3 | | 3 | | 1,1 | 0 | 2 | 1 | 0 | 0 |
| | Shower F | 0,0 | 0,0 | 0,0 | 0,0 | 0,0 | 0,0 | 0 | 3 | | 3 | | 1,1 | 0 | 2 | 1 | 0 | 0 |
| | IO TA Team 1 | 1,6 | 0,7 | 0,0 | 2,3 | 0,0 | 2,3 | 1 | | | | | 3,2 | 2 | 0 | 0 | 0 | 7 |
| | IO TA Team 2 | 1,7 | 0,9 | 0,0 | 2,5 | 0,0 | 2,5 | 1 | | | | | 3,3 | 2 | 0 | 0 | 0 | 7 |
| Subtotal EG Rental Area 11 | | 22,2 | 13,8 | 4,0 | 40,0 | 1,4 | 38,6 | 19 | 9 | 0 | 9 | 0 | 65,2 | 38 | 20 | 2 | 0 | 58 |

EG Rental Area 18b																																
Corridor Labs	12,1	3,3	39,9	0	0								0	0	0	0,0	0,0	0,0	0,0	0,0	0,0	0					1,2	0	0	0	0	1
Server	13,0	3,3	42,9	0	0								0	0	0	0,0	0,0	5,0	5,0	0,0	5,0	1					2,6	0	2	2	1	1
BP Shared Shakers & Centrifuges	71,7	3,3	236,6	4,8	1136		1		2				720	1136	1136	6,5	0,0	6,0	12,5	0,8	11,7	3	2	2	2	1	14,3	0	1	10	2	6
BP Bacterial USP	100,7	3,3	332,3	4,8	1595		1		2	1			840	1595	1595	9,1	3,6	0,0	12,7	1,1	11,6	3	2	2	2	1	20,1	0	1	7	3	14
BP Bacterial DSP	103,4	3,3	341,2	4,8	1638			1	3				1010	1638	1638	9,3	4,5	0,0	13,8	1,1	12,7	3	3	3	4	1	20,7	0	1	7	3	14
LK Waste & Dishes	44,3	3,3	146,2	10	1462	1			1		3	250	1110	1462	1462	4,0	2,2	5,0	11,2	1,0	10,2	2	2	2	2	1	8,9	0	1	5	1	2
BP Scientists Team	57,0	2,8	159,6	0	0								0	0	0	2,9	3,3	0,0	6,2	0,0	6,2	2					5,7	3	0	0	0	10
Lounge & kitchenette	18,0	2,8	50,4	2	101								0	101	101	0,9	0,3	0,0	1,2	0,1	1,2	1					1,8	2	0	0	0	3
Subtotal Rental Area 18b														**5931**	**5931**	**32,6**	**14,0**	**16,0**	**62,6**	**3,9**	**58,6**	**15**	**9**	**9**	**10**	**4**	**75,3**	**5**	**6**	**31**	**10**	**51**
OG1 Rental Area 18																																
Corridor	62,0	2,6	161,2	0	0								0	0	0	0,0	0,0	0,0	0,0	0,0	0,0	0					6,2	0	0	0	0	1
Meeting L	32,0	2,6	83,2	4	333								0	333	333	1,6	1,5	1,0	4,1	0,2	3,9	1					3,2	2	3	0	0	2
MB TA Team 1	31,0	2,6	80,6	0	0								0	0	0	1,6	1,5	0,0	3,0	0,0	3,0	1					3,1	2	0	0	0	7
Home & Copy	19,0	2,6	49,4	0	0								0	0	0	0,0	0,0	0,0	0,0	0,0	0,0	0					1,9	1	0	0	0	2
MB TA Team 2	31,0	2,6	80,6	0	0								0	0	0	1,6	0,5	0,0	2,1	0,0	2,1	1					3,1	2	0	0	0	7
MB General Cloning	133,0	3,0	399,0	4,8	1915	1			1				560	1915	1915	12,0	2,7	0,0	14,7	1,3	13,4	3	2	2	2	1	26,6	0	1	10	1	18
MB Phage Maturation	35,5	3,0	106,5	4,8	511	1			1				560	560	560	3,2	0,9	0,0	4,0	0,4	3,7	1	2	2	2	1	7,1	0	1	4	1	6
MB Maturation Cloning 1	20,4	3,0	61,2	4,8	294				1				30	294	294	1,8	2,0	0,0	3,8	0,2	3,6	1	1	1	1		4,1	0	0	2	1	3
MB Maturation Cloning 2	21,9	3,0	65,7	4,8	315				1				30	315	315	2,0	1,2	0,0	3,2	0,2	3,0	1	1	1	1		4,4	0	0	2	1	3
MB Maturation Cloning 3	20,4	3,0	61,2	4,8	294				1				30	294	294	1,8	1,1	0,0	2,9	0,2	2,8	1	1	1	1		4,1	0	0	2	1	3
MB Freezer & lq Nitrogen	36,8	3,0	110,4	4,8	530					1		410	529,9	530	530	3,3	1,9	6,0	11,2	0,4	10,8	2	1	1	1		7,4	0	0	4	0	2
Library	14,0	2,6	36,4	0	0								0	0	0	0,7	0,7	0,0	1,4	0,0	1,4	1					1,4	1	0	0	0	1
Meeting XL a	22,0	2,6	57,2	4	229								0	229	229	1,1	1,1	1,0	3,2	0,2	3,1	1					2,2	2	3	0	0	2
Meeting XL b	22,0	2,6	57,2	4	229								0	229	229	1,1	1,5	1,0	3,6	0,2	3,4	1					2,2	2	3	0	0	2
Lounge & kitchenette	18,0	2,6	46,8	2	94								0	94	94	0,9	0,3	0,0	1,2	0,1	1,2	1					1,8	0	0	0	0	1
Subtotal OG1 Rental Area 18														**4792**	**4792**	**32,6**	**16,9**	**9,0**	**58,5**	**3,2**	**55,3**	**16**	**8**	**8**	**8**	**2**	**78,7**	**12**	**11**	**24**	**5**	**60**
OG2 Rental Area 17																																
Corridor	54,5	3,0	163,5	0	0								0	0	0	0,0	0,0	0,0	0,0	0,0	0,0	0					5,5	0	0	0	0	1
Housekeeping area	28,4	3,0	85,2	2	170								0	170	170	0,0	0,0	0,0	0,0	0,1	-0,1	0					2,8	0	0	1	0	1
Warehouse	28,3	3,0	84,9	0	0								0	0	0	0,0	0,0	0,0	0,0	0,0	0,0	0					2,8	0	0	1	0	1
Janitor	39,5	3,0	118,5	0	0								0	0	0	2,0	1,5	0,0	3,5	0,0	3,5	1					4,0	0	0	2	0	2
Stock laboratory material	298,0	3,0	894,0	0	0								0	0	0	0,0	11,0	0,0	11,0	0,0	11,0	0					29,8	0	0	1	0	2
Subtotal OG1 Rental Area 18														**170**	**170**	**2,0**	**12,4**	**0,0**	**14,4**	**0,1**	**14,3**	**1**	**0**	**0**	**0**	**0**	**44,9**	**0**	**0**	**5**	**0**	**7**
Total Building part South-East														**21341**	**21341**	**139,0**	**66**	**40**	**245**	**14**	**231**	**60**	**31**	**32**	**35**	**11**	**370,0**	**34**	**29**	**115**	**26**	**268**
Reserves for Expansion 2024 and Options																																
OG2, Rental Area 15 Office Use														452	452	17,0	11	0	28	0	28	16	0	0	0	0	46,5	19	0	0	0	62
OG2, Rental Area 16 Laboratory Use														4555	4555	29,6	11	8	48	3	45	10	8	8	10	3	71,0	4	3	26	7	59
Subtotal Reserves for Expansion 2024 and Options														**5007**	**5007**	**46,6**	**21**	**8**	**76**	**3**	**73**	**26**	**8**	**8**	**10**	**3**	**117,5**	**23**	**3**	**26**	**7**	**121**
Total Building part North-West														**26348**	**26348**	**186**	**88**	**48**	**322**	**17**	**304**	**86**	**39**	**40**	**45**	**14**	**488**	**57**	**32**	**141**	**33**	**389**
Design output centralized refrigeration based on a concurrency factor of 2/3																			**214**													
Plus power for RLT cooling coil design to match delta T																			+?													

Freezer, Cold Rooms und Server-Räume: Zusätzlich zur Umluftkühlung redundantes "stand alone" backup Umluftkühlsystem für 5-7 kW Geräteabwärme der Ultratiefkühlgeräte (Splitanlage) als Notkühlung bei Ausfall des Kühlwasserkreislauf

Im Außenbereich Aufstellung einer Bündelstation für 2 Stk. 12er Bündel T50 CO_2 mit Verrohrung in die Laborräume

Exhibit 5.3.1

List of operating costs
Operating costs within the scope of § 1 of the Operating Costs Ordinance are:
1.    The current public charges of the property,
Which in particular include property tax;
2.    Costs of water supply
Include the costs of water consumption, the basic charges, costs for rental or other types of transfer of use of water meters as well the costs of use which include the costs of calibration and calculation and distribution, the maintenance costs of operating an in-house water supply plant and a water treatment plant, including treatment materials;
3.    Drainage Costs
These include the fees for house and property drainage, the costs of operating a corresponding non-public installation and the cost of operating a drainage pump;
4.    Costs

a)
of operating the central heating system, including the exhaust system, the costs of the fuels consumed and their supply, the cost of operation, monitoring and maintenance of the installation, the regular inspection of its operational readiness and safety including the adjustment by a specialist, the cleaning of the facility and the operating rooms, the costs of the measurements in accordance with the Federal Immission Control Act, the costs for rental or other types of use transfer of equipment for consumption recording, including the costs of calibration as well as the costs of calculation and distribution.

or

b)
for the operation of a central fuel supply system, including the cost of the fuel consumed and its supply, the costs of the operating current and the cost of monitoring and the cost of cleaning the facility and the operating room;

or

c)
the independent commercial supply of heat, also from installations referred to in point (a), including the charge for the supply of heat and the cost of operating the associated installations in accordance with point (a);

or

d)
the cleaning and maintenance of floor heating systems and individual gas-fired appliances, including the costs of removing water deposits and combustion residues from the installation, the costs of the periodic inspection of operational readiness and safety and the related Recruitment by a specialist as well as the costs of measurements according to the Federal Immission Control Act;

5.    Costs

a)
of operating the central hot water supply system, including the water supply costs according to point 2, to the extent that they have not yet been considered, and the costs of water heating in accordance with point 4 lit. a);

or

b)
of the independent commercial hot water supply, also from the installations referred to in point a, these include the charges for the hot water supply and the operating costs of the related domestic facilities referred to in point 4 lit. a;

or

c)
of cleaning and maintenance of hot water appliances, including the costs of the removal of water deposits and combustion residues inside the equipment as well as the costs of the regular inspection of the operational readiness and safety and the associated adjustment by a specialist;

6.    the costs of connected heating and hot water supply installations

a)	for central heating appliances according to point 4 lit. a and point 2, to the extent that they have not yet been considered,

or

b)	for the independent commercial heating supply according to point 4 lit, c and point to, the extent that they have not yet been considered,

or

c)	for linked floor heating systems and hot water supply systems, according to point 4 lit. a and point 2, to the extent that they have not yet been considered;

7.    Costs of operating the passenger or freight lift,
this includes the costs of the operating electricity, the costs of supervision, operation, monitoring and maintenance of the plant, the regular inspection of its operational readiness and operational safety, including adjustment by a specialist, and the costs of cleaning the plant;

8.    Costs of street cleaning and garbage disposal,
The costs of street cleaning include the fees payable for public street cleaning and the costs of corresponding non-public measures; the costs of waste disposal include, in particular, the fees charged for garbage disposal, the costs of corresponding non-public measures, the operating costs of waste compressors, waste chutes, waste suction systems, including the costs of calculation and distribution;

9.    Costs for cleaning and pest control,
The cleaning costs include all costs for cleaning the parts of the building shared by the occupants, such as entrances, corridors, stairs, cellars, floors, laundry rooms, elevator carts;

10.    Gardening costs,
Include the costs of maintaining landscaped areas, including the renewal of plants and shrubs, the maintenance of playgrounds, including the renewal of sand, and the maintenance of squares, entrances and access roads used for non-public transport;

11.    Costs for lighting

These include the electricity costs for outdoor lighting and the lighting of the shared building units, such as entrances, corridors, stairways, basements, floor and laundry rooms;

12.    Costs for chimney cleaning
These include the periodic charge subject the relevant toll order, to the extent that they have not yet been considered as costs according to point 4 lit. a.;

13.    Property and liability insurance costs
These include, in particular, the insurance costs for the building against fire, storm, water and other elementary damages, glass insurance, the liability insurance for building, the oil tank and the lift;

14.    Costs for the caretaker
These include compensation, social security contribution and all monetary benefits, which the owner or hereditary building beneficiary grants the caretaker for his/her work, to the extent that such work does not concern maintenance, repair, renewal, cosmetic repairs or property management; to the extent that work is carried out by the caretaker, costs for work services in accordance with points 2 to 10 and 16 may not be set;

15.    Costs

a)
for the operation of a collective antenna system, which includes the costs for the operating electricity and the costs of regular inspection concerning operational function readiness, including hiring a specialist or the usage fee for an antenna system not belonging to the building, as well as the fees incurred under the Copyright Act for cable retransmission,

or

b)	for the operation of the private distribution facility connected to a broadband network, including the costs referred to in lit. a and the ongoing monthly basic charges for broadband connections;

16.    Costs for operating the laundry facilities,
These include the costs of the operating electricity, surveillance costs, maintenance and cleaning of the facility, regular inspection of the operational readiness and safety as well as the costs of the water supply in accordance with point 2, to the extent that they have not yet been considered;

17.    Other operating costs

See appendix...

Exhibit 5.3.2

Other Operating Costs according to sect. 2 no. 17 of the German Operating Costs Directive (BetrKV)
Other operating costs pursuant to sect. 2 no. 17 of the Operating Costs directive apply, to the extent of their existence within the rented property:

-	cleaning of exhaust air shafts and roof and rain gutters;

-
the operation, maintenance and inspection of fire extinguishers, lightning protection systems, emergency power generators, sprinkler systems, dry and wet riser pipes, fire alarm systems and smoke and heat extraction systems, in each case including costs for the replacement of consumables as well as the statutory and, where applicable, VdS inspections;

-
the costs of operating ventilation systems (incl. smoke and heat extraction systems and air conditioning systems), including operating electricity, operating water, operational management, inspection, maintenance and consumables, legal inspections, hygiene inspections in accordance with VDI 6022 including expenditure for the associated air conditioning cooling generation, re-cooling plants etc.;

-
the costs of operating power systems, e.g. reactive current compensation systems, emergency power supply systems, uninterruptible power supply (UPS), emergency lighting systems, lightning protection systems, comprehensive operational management, inspection, maintenance and wear parts as well as statutory inspections;

-
the costs of operating telecommunications and information technology systems, in particular hazard alarm, alarm and video monitoring systems, comprehensive operational management, inspection, maintenance and wear parts, statutory and, if applicable, VdS inspections;

-	if necessary, surveillance of the object by a security guard (security service);

-	the immission measurement of gas appliances in general;

-	Maintenance and revision of automatic doors and garage doors/parking spaces;

-	Maintenance of parking systems;

-	the cleaning of waste facilities;

-	Maintenance of windows, water and ground allocation;

-	testing the operational safety and maintenance of the electrical system;

-	Maintenance and inspection of the ventilation fans in the garage;

-	the regular disposal of bulky waste, the cause of which cannot be determined;

-	Maintenance of the locking system;

-	Maintenance of sewage pipes;

-	Maintenance of flat roofs;

-	the cost of cleaning glass, roofs, gutters, blinds and facades (including graffiti removal);

-	the cost of lighting equipment

Exhibit 6.1.1

Global Transaction Banking
-Trade Finance-
Promenadeplatz 15
D-80333 Munich
XXXXX XXXXX
Hallbergmoos Grundvermogen GmbH    Telephone: +49(89)XXXX-XXXX
Bavariafilmplatz 7    Telefax: +49(89)XXXX-XXXX
80231 Grunwald    SWIFT: DEUTDEMM
E-Mail: xxxxxxx@db.com
December 7, 2018
Security Deposit Agreement No. 220BGI1802411
That Hallbergmoos Grundvermogen GmbH
Bavariafilmplatz 7, 80231 Grunwald
-hereinafter referred to as the “Lessor”-
has with
Pieris Pharmaceuticals GmbH
Lise-Meitner Str. 30, 85354 Freising
-hereinafter referred to as the “Lessee”-
Concluded on 16.10./24.10.2018 a rental agreement for the object “Flat in the Building Zeppelinstr. 3, D-85399 Hallbergmoos” (“Rental Object”).
According to the terms and conditions of this contract, the Lessee shall provide the Lessor with a guarantee of EUR 691.756,62 as security for all claims of the Lessor under the rental agreement.
Having said this, we, Deutsche Bank AG, Munich, hereby accept the unconditional, irrevocable and directly enforceable guarantee for all claims of the Lessor against the Lessee, arising from a non-fulfilment, improper or late fulfilment of the above-mentioned contract, including such obligations to pay damages, and undertake to pay to the Lessor any amount up to a total amount of
EUR 691.756,62
(in words: Six hundred ninety one thousand, seven hundred and six Euros and sixty-two Euro cents)

Vorsitzender des Aufaichtsrats: Pal Achleitner
Vorstand: Christian Sewing (Vorsitzender), Garth Ritchie, Karl von Rohr, Stuart Lewis, Sylvie Matherat, James von Moltke, Nicolas Moreau, Werner Steinmuller, Frank Strauß
Deutsche Bank Aktiengesellschaft mit Sitz in Frankfurt am Main, Amtsgericht Frankfurt am Main, HRB Nr. 30,000, Umsatzsteuer-Id.-Nr.DE114103379; www.db.com/de

Exhibit 6.1.1

Security Deposit Agreement No. 220BGI1802411    Page 2 of 2
Exemption by depositing the amount of the castle guarantee is not possible. The guarantee also retains its validity in the event of a sale of the rental property and thus a change in the landlord, as well as in the event of a change in the owner or a change in the legal form of the landlord or tenant. The pleas of contestability and advance action in accordance with §§ 770 Para. 1, 771 8GB as well as the plea of set-off with claims in accordance with § 770 Para. 2 8GB due to disputed and not legally binding claims shall be waived.
The castle guarantee expires with the return of this castle deed. Claims from the guarantee do not expire at the end of the limitation period for secured claims, but at the latest after 30 years from the legal beginning of the limitation period.
The rights and obligations arising from this guarantee shall be governed by the law of the Federal Republic of Germany. For disputes arising from the assumed guarantee, the exclusive place of jurisdiction shall be the District Court of Munich.
Munich, December 7, 2018

Vorsitzender des Aufaichtsrats: Pal Achleitner
Vorstand: Christian Sewing (Vorsitzender), Garth Ritchie, Karl von Rohr, Stuart Lewis, Sylvie Matherat, James von Moltke, Nicolas Moreau, Werner Steinmuller, Frank Strauß
Deutsche Bank Aktiengesellschaft mit Sitz in Frankfurt am Main, Amtsgericht Frankfurt am Main, HRB Nr. 30,000, Umsatzsteuer-Id.-Nr.DE114103379; www.db.com/de

Guarantee Order

To Deutsche Bank AG Pieris Pharmaceuticals GmbH Lise-Meitner-Str. 30 D-85354 Freising	Our Ref. Number Branch/account number or IBAN number XXXXXXXXXXXX Clerk/Telephone Mr. XXXXXX/ +49 XXXX XXX-XXXX

I / we ask you to make a commitment on my / our behalf and for my / our account according to the information below.

Currency, amount Term EUR 691.756,62 Term ☐ Valid until ☒ Economic life according to underlying transaction 12.5 years
Beneficiary Hallbergmoos Grundvermogen GmbH Bavariafilmplatz 7 D-80231 Grunwald
Type of ☒ Guarantee ☐ Request a Guarantee
Obligation ☐ Warranty according to URDG 758 ☐ Warranty
   ☐ Standby Letter of Credit ☐ Standby Letter of Credit
      according to ISP 98 according to UCP 600
   ☒ Rent ☐ Other (please specify)
   Closing bid Tender No. / Date Offer No. / Date
Subject matter of the offer / underlying transaction (if applicable in the interest of) Lease agreement for the rental object Zeppelinstr. 3, D-85399 Hallbergmoos
Signed on 16.10.2018 and 24.10.2018
In the amount Contract no. / Date Total price
of the total price
Language of engagement Further details
German

Wording of the Text according to annex
Obligation
Issuing Bank ☒ You to the beneficiary (directly) ☐ Following bank (indirectly)
Handing over ☒ Us ☐ Following address
the deed to
Handing over Courier
the deed by
Special features ☐ Entry into force clause ☐ Reduction clause

If the guarantee is to be subject to the uniform guidelines for guarantees payable on demand (URDG 758) of the International Chamber of Commerce, Paris, paragraph 11 sentence 2 of the terms and conditions for guarantee business does not apply.

Our Ref. Number
Additional conditions
The Bank shall serve as security also for all claims arising from this granting of credit on the basis of the lien pursuant to No. 14 GTC, in particular all current and future deposits existing on account No. XXXXXXXXXXXX, as well as the time deposits deposited with the Bank on the account No. XXXXXXXXXXXX debited from this account, including interest, as security also for all existing, future and conditional claims arising from and in connection with this granting of credit. Any disposition of these deposits shall require the express consent of the Bank.
Auditor: XXXXXXXXXXXX

This order is subject to your “Terms and Conditions for Guarantee Business”.
Freising

27.11.2018
Place and Date of Order Placement    Company or Name and Legally Binding Signature

Exhibit 6.1.2

DEBT ACCESSION AGREEMENT
Between
Pieris Pharmaceuticals, Inc.
255 State Street, 9th floor
Boston, MA 02109
USA
-hereinafter referred to as Guarantor-
and
Hallbergmoos Grundvermögen GmbH
Bavariafilmplatz 7
82031 Grünwald
Deutschland
-hereinafter referred to as Lessor-
The commercial space lease from 16.10.2018/24.10.2018 (Rent Agreement) between the Lessor and
Pieris Pharmaceuticals GmbH
(registered in the commercial register of the local Munich court under HRB 221043)
USTIdentNr: DE 813177203
Lise-Meitner-Str. 30, 85354 Freising
-hereinafter referred to as Lessee-

Preamble
The Lessor is the owner of the Property located at Zeppelinstraße 1-3 85399 Hallbergmoos („Property”). The Lessee rents the office, laboratory and storage space in the Property pursuant to the terms of the Rent Agreement. The Rent Agreement is fully disclosed to the Patron and is enclosed with all annexes to this agreement.
According to the terms and conditions of the rental agreement, the Lessee must obtain the irrevocable and unconditional offer of his group parent to enter into a debt accession agreement in accordance with the model attached as Annex 6.1.2 to the rental agreement as a second rental security.
The Lessor and the Guarantor agree as follows:

§ 1 ACCESSION OF DEBT
(1)    The Guarantor hereby joins the Rent Agreement in addition to the Lessee as a debtor, in order to secure the present and future claims of the Lessor against the Lessee arising from the above rental agreement. In particular, the following shall also be deemed to have been agreed.

a) Claims from the lease in the event of extension of the lease, in particular to the extent the extension of the lease by exercising an option already agreed upon in the Rent Agreement,
b)    Claims arising from agreement to terminate the lease, provided that the value of these claims does not exceed the value of claims arising from the lease, which consist of the lease at the time of termination of the lease and/or can still arise during the agreed term of the tenancy,

c) Claims for compensation for use in accordance with section 546a of the German Civil Code as well as for further damages in accordance with section 571 of the German Civil Code,
d) Claims for damages pursuant section 823 para. 1 of the German Civil Code due to a breach of title concerning the ownership of the rental object,
e)    Claims for compensation for consequential damage in the event of a breach of an obligation arising from the lease or a breach due to a breach of title relating to the ownership of the rental object,

f) Claims for compensation for consequential damage caused by termination,
g) Other claims existing at the time of termination of the rental agreement – including claims not yet due- arising from the rental agreement and its settlement
(2) The amount of the payments to be made under this agreement is unlimited.

(3) The Guarantor is liable for the obligations of the Lessee as a joint debtor in addition to the Lessee (section 421 German Civil Code). The statutory provisions for a joint and several obligation are to be applied accordingly in principle. However, the transfer of claims pursuant to section 426 Para. 2 Sentence 1 of the German Civil Code can only be asserted by the security provider in relation to the Lessor if all secured claims of the Lessor against the Lessee have been fulfilled.
This declaration shall also apply in the event of amendments or supplements to the rental agreement.

(4) A requirement for a claim against the Guarantor by the Lessor is that the Lessee has not satisfied a claim of the Lessor when due despite setting a reasonable deadline for remedy. A grace period shall not be required if the Lessee has suspended payments (section 17 para. 2 sentence 1 InsO) (German Insolvency Regulation), insolvency proceedings have been instituted against the assets of the Lessee or an application for such insolvency proceedings to be instituted has been rejected for lack of assets.

(5) This agreement is subject to the exclusive jurisdiction of the courts in Munich, Germany, whereby the patron Guarantor submits by signing this agreement to a corresponding exclusive jurisdiction agreement.

(6) The Guarantor patron also submits, within the framework of this declaration of accession to debt, to a complete reimbursement of court and lawyer’s fees according to the model of section 91 of the German Civil Procedure Code. In the Guarantor thus defends himself against a court decision made in Germany and to be enforced in his home state against his assets, the Guarantor not only bears all attorney’s fees and court costs (as in Germany) for the German court proceedings, but also commits himself to reimburse the Lessor for any lawyer’s fees and court costs incurred for legal action against the Guarantor in his home state, including expenses for enforcement against the assents of the Guarantor. However, the assumption of costs under this paragraph 6 is limited to a separate liability limit of EUR 300,000.00. This maximum amount if liability is only available once during the period of validity of this Debt Accession Agreement and is reduced on accordance with the claims for reimbursement asserted by the Lessor for legal costs, in particular for court costs, lawyer costs, enforcement costs and legal costs- It is made clear the maximum amount of liability under this paragraph 6 does not have to be replenished by the patron and that the above legal costs can only be made applicable by the Lessor within the scope of the limited liability under this paragraph 6, but not under the maximum amounts of liability under paragraph.

(7) Finally, the Guarantor submits to a prohibition of the review of the application of German law by a German court in his home country (prohibition of revision au fond). The Guarantor thus agrees to fully recognize every judgement of a German court with regard to how the German court judged and decided the case in Germany.

(8) The return of this declaration of accession to debt and the release of liability of the patron Guarantor from this declaration of accession to debt shall be governed by Section 14.2 of the rental agreement.

§ 2 FINAL PROVSIONS
(1) This Agreement shall be governed by the laws of the Federal Republic of Germany to the exclusion of the provisions of German private international law.
(2)     The patron Guarantor shall be bound by his offer made by signing the agreement to conclude this agreement until the expiry of 30 calendar days from the date of his signature (acceptance period). In accordance with section 151 sentence 1 case 2 of the German Civil Code, the parties waive receipt of the declaration of acceptance; the date of return of the signed version or its receipt by the respective other party is therefore irrelevant, the date of signature is decisive.

The Lessee, as an unaffected party to the security hereby provided, does not have to co-sign this Agreement.
(3) Should individual provisions of this agreement be or become invalid or unenforceable, the remaining provisions shall remain unaffected. This also applies to essential or fundamental provisions of this contract. The parties agree that this severability clause shall not merely lead to a reversal of the burden of proof, but that the applicability of section 139 German Civil Code shall be excluded as a whole.

(4) This agreement contains all provisions agreed between the parties with regard to the patronage of debt. Verbal side agreements do not exist.
(5) Subsequent changes and additions to this agreement must be made in writing. The written form may only be waived in writing.
(6) Place of performance for all obligations arising from this agreement is Munich.

(7) The Guarantor hereby authorizes as his representative for service in the sense of section 171 of the German Civil Procedural Code:
Pieris Pharmaceuticals, Inc.
255 State Street, 9th Floor, Boston, Massachusetts 02109
Attn: Stephen S. Yoder
This power of attorney can only be revoked if at the same time another attorney with registered office in Germany is authorized to deliver the goods by written notification of the power of attorney to the Lessor.
All declarations under this debt accession agreement are also to be addressed to the
Pieris Pharmaceuticals GmbH
Lise-Meitner-Str. 30, 85354 Freising
Attn: Christine Rothe
For the observance of all deadlines by the Lessor and for the receipt of declarations of intent of the Lessor by the patron, the receipt of the respective declaration by the authorized recipient is authoritative and sufficient.

Boston, MA 24/10/18

Ort, Datum /, date

Patron / Guarantor

Pieris Pharmaceuticals

Approved as to Form
Legal Department

Grünwald 26/10/2018

Ort, Datum / Place, date

Vermieter / Landlord